                                                                    Exhibit 4(g)




                       EMPLOYEES' SAVINGS & INCENTIVE PLAN
                               OF CONSUMERS ENERGY



                             DATED: JANUARY 1, 1997

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.


                 ===============================================
                                TABLE OF CONTENTS
                 ===============================================




Introduction                                                                                                      1

Some Information about the Plan                                                                                   2

Eligibility & Enrollment                                                                                          3

Your Contributions                                                                                                3

Company Contributions                                                                                             5

Investment Funds                                                                                                  6

Your Account                                                                                                      7

Distributions                                                                                                     8

Withdrawals While You Are Employed                                                                               11

Loans                                                                                                            13

Beneficiary Designation                                                                                          14

Domestic Relations Orders                                                                                        15

Rollover Contributions                                                                                           15

Claims Procedure                                                                                                 15

Statement of ERISA Rights                                                                                        16

Securities Information                                                                                           17

TEXT OF EMPLOYEES' SAVINGS AND INCENTIVE PLAN

SECTION 1.  ESTABLISHMENT OF THE PLAN
         Establishment of the Plan                                                                               18

SECTION 2.  DEFINITIONS



         Definitions                                                                                             18
         Gender                                                                                                  24

SECTION 3.  ELIGIBILITY
         Eligibility                                                                                             24

SECTION 4.  ENROLLMENT
         Enrollment                                                                                              24
         Acceptance of Plan by Participant                                                                       24

SECTION 5.  CONTRIBUTIONS
         Participant Contributions                                                                               24
         Elective Employer Contributions                                                                         24
         Voluntary Contributions                                                                                 25
         Designation of Investment Funds                                                                         25
         Inactive Participants                                                                                   26
         Changes in Employment Status                                                                            26
         Transfers of Employment From One of the Employers to Another                                            26
         Transfer of Participant Contributions and
             Voluntary Contributions to Trustee                                                                  26
         Transfer of Elective Employer Contributions to Trustee                                                  26
         Matching Employer Contributions                                                                         26
         Crediting of Matching Employer Contributions to Participants                                            27
         Incentive Contributions                                                                                 27
         Limitation on Participant Contributions, Elective Employer
             Contributions and Matching Employer Contributions to Participants                                   27
         Rollover Contributions                                                                                  28
         Immediate Allocation Loan                                                                               28
         Compliance with Applicable Law                                                                          29

SECTION 6.  TRUST FUND AND THE TRUSTEE
         Trust Agreement                                                                                         29
         Investment Funds                                                                                        29
         Investment Manager                                                                                      29
         Reinvestment of Investment Funds                                                                        29
         Ownership of the Trust Fund                                                                             29
         Voting of the Common Stock of CMS Energy Corporation                                                    30
         Expenses and Taxes                                                                                      30
         Valuation of Trust Fund                                                                                 30

SECTION 7.  MEMBERS' ACCOUNTS
         Accounts and Records                                                                                    30
         Method of Determining Interests of Members                                                              30
         Accounting to Members                                                                                   31

SECTION 8.  DISTRIBUTION
         Retirement, Disability or Layoff                                                                        31
         Death                                                                                                   31
         Termination of Employment                                                                               32



         Withdrawals                                                                                             33
         Application for Distribution                                                                            35
         Eligible Rollover Distributions                                                                         36

SECTION 9.  LOANS
         Loans to Members                                                                                        36
         Loan Application                                                                                        36
         Period of Repayment                                                                                     37
         Repayment of Loans                                                                                      37
         Notice to Members                                                                                       37

SECTION 10.  BENEFICIARY DESIGNATION
         Beneficiary Designation                                                                                 38

SECTION 11.  ADMINISTRATION
         Administration of the Plan                                                                              38

SECTION 12.  CONCERNING THE EMPLOYERS
         Rights Against the Employers                                                                            38
         Right of Employers To Examine the Records of the
             Plan and Trust Fund                                                                                 39

SECTION 13.  NON-ALIENATION OF BENEFITS
         Non-Alienation                                                                                          39

SECTION 14.  AMENDMENT AND TERMINATION
         Amendment of the Plan                                                                                   39
         Termination of the Plan                                                                                 39
         Merger of Plan                                                                                          39

SECTION 15.  LITIGATION
         Litigation                                                                                              40

SECTION 16.  UNCLAIMED ACCOUNTS
         Unclaimed Accounts                                                                                      40

SECTION 17.  DISABILITY, INFIRMITY OR INCOMPETENCY
         Disability, Infirmity or Incompetency                                                                   40

SECTION 18.  APPLICABLE LAWS
         Applicable Laws                                                                                         40

SECTION 19.  EMPLOYMENT RIGHTS
         Employment Rights                                                                                       41

SECTION 20.  CLAIMS PROCEDURE
         Claims Procedure                                                                                        41

SECTION 21.  CAPTIONS


         Captions                                                                                                41

SECTION 22.  TOP-HEAVY PLAN RULES
         Top-Heavy Plan Rules                                                                                    41

SECTION 23.  EXCESS CONTRIBUTIONS
         Recharacterization                                                                                      47
         Separate Application                                                                                    51

APPENDIX A                                                                                                       52

                 ===============================================
                                  INTRODUCTION
                 ===============================================



The description presented on the following pages is a summary of the Employees' Savings and Incentive Plan and explains in general terms the principal features of the Plan. For your convenience, the complete text of the Plan is also included in this booklet if you should wish to review it in greater detail. This description uses, sometimes without defining, certain terms which are defined in the Plan section of this booklet. When used they are capitalized. If you want further clarification of the terms and conditions of the Plan, you may contact the Retirement Benefits Department, Consumers Energy Company, 212 West Michigan Avenue, Jackson, Michigan 49201, Telephone Number (517) 788-0251.

General TAX NOTES are included which reflect our understanding of the Internal Revenue Code of 1986 as amended; however, you should consult your tax adviser for specific application of this complicated Act and any subsequent tax changes to your own situation.

IF THERE ARE ANY INCONSISTENCIES BETWEEN THE PLAN LANGUAGE AND STATEMENTS APPEARING IN THE SUMMARY PORTION OF THIS BOOKLET OR MADE BY ANY PERSON, THE ACTUAL PROVISIONS OF THE PLAN SHALL GOVERN.

                 ===============================================
                         SOME INFORMATION ABOUT THE PLAN
                 ===============================================



- The Plan covers employees of Consumers and CMS Energy and their subsidiaries which are at least 80% owned and which have adopted the Plan.

-        You may contribute from 1% to 16% of your regular Compensation.

- The Company will match at least one-half of the amount you contribute up to a match of 3% of your salary.

-        The Company pays all the costs of the Plan.

-        Each Plan year ends on December 31.

-        The Plan is a defined contribution plan intended to qualify under
         Section 401 of the Internal Revenue Code of 1986.

- The Normal Retirement Date under the Plan is "Retirement Age" as defined in Section 216(L) of the Social Security Act in effect on June 1, 1989.

- The Plan Administrator is Consumers Energy Company, 212 West Michigan Avenue, Jackson, Michigan 49201, Business Telephone (517) 788-0354.

-        T. A. McNish has been appointed by the Company to administer the Plan.

- The Trustee of the Plan effective March 1, 1997 is State Street Bank and Trust Company.

         T. A. McNish, 212 West Michigan Avenue, Jackson, Michigan is the agent for service of legal process. Service of process may also be made upon the Trustee or the Plan Administrator.

-        The Employer Identification Number is 38-0442310.

-        The Plan Number is 002.

-        The Company has the right to amend or terminate the Plan at any time.

- The Company's right to discipline or discharge employees is not affected by any of the provisions of the Plan.

- If you are eligible due to qualified military service, you may be able to make additional contributions upon return to employment.

                 ===============================================
                            ELIGIBILITY & ENROLLMENT
                 ===============================================



-        You are eligible to join the Plan if you are a regular employee.

- To join the Plan, you should send an Enrollment Form to: The Retirement Benefits Department, 212 West Michigan Avenue, Jackson, Michigan 49201. The form is available in the Retirement Benefits Department or your Human Resources office.

- Enrollment will be effective on the next administratively feasible pay date.

- Transfers between participating CMS Energy companies will not affect your continuing in the Plan.


                  ===============================================
                               YOUR CONTRIBUTIONS
                  ===============================================



ELECTIVE EMPLOYER - 401(K) (BEFORE TAX)

- You may elect to have the Company contribute for you from 1% to 12% of your regular straight-time salary or wages including cost of living allowances by agreeing to have your Compensation reduced by the same percentage.

- If your regular annual Compensation for the prior year was $70,000 or more (may be adjusted by Plan administrator) the most you can have contributed is 9% of your regular current Compensation.

- Your reduced Compensation will be the amount reported to Federal, State and Local Governments for income tax purposes.

- Your regular Compensation without reduction will be used by the Company for all other purposes, for example, pension and insurance calculations.

- If your regular annual Compensation for last year was $70,000 or more (may be adjusted by Plan administrator), the Company may have to reduce your contribution to protect the qualified status of the Plan. If that should happen, the reduction may be able to be treated as a Participant or Voluntary Contribution and included in your Compensation for tax purposes or it may be returned to you depending upon the discrimination testing results.

PARTICIPANT CONTRIBUTIONS (AFTER TAX)

- You may contribute from 1% to 6% of your regular straight-time salary or wages including cost of living allowances through payroll deduction.

- The 6% limit is reduced by the percent of Elective Employer Contributions, if any.

- Your entire regular Compensation will be reported to Federal, State and Local Governments for income tax purposes.

VOLUNTARY CONTRIBUTIONS (AFTER TAX)

- You may also contribute from 1% to 10% of your regular straight-time salary or wages including cost of living allowances through payroll deduction.

- The 10% limit is reduced by the percent by which Elective Employer Contributions exceed 6%.

ADJUSTMENTS

If your annual regular Compensation for last year was $70,000 or more (may be adjusted by Plan administrator), the Company may have to reduce your Participant and Voluntary Contributions to prevent IRS disqualification of the Plan. If that should happen, your Voluntary Contributions would be affected first, then your Participant Contributions if necessary. The contributions would be returned to you.

CHANGES

- You can increase or decrease the amount of your contribution at any time and it will be effective as soon as practicable.

- If you discontinue Elective Employer or Participant Contributions, further contributions cannot be made for three months.


                 ===============================================
                              COMPANY CONTRIBUTIONS
                 ===============================================



MATCHING EMPLOYER CONTRIBUTIONS

- The Company will contribute one-half of your monthly contribution, up to a maximum Matching Employer Contribution of 3% of your straight-time salary or wages including cost of living.

INCENTIVE MATCHING CONTRIBUTIONS

- Each year the Company will set a performance goal of two factors, (1) earnings and (2) comparison of the Company's gas and electric rates with other major investor-owned utilities. The overall goal will be based 70% on earnings and 30% on energy rates.

-        Additional Company match based on achievement of goal is:


                                                                          INCENTIVE MATCH
                      PERCENT OF GOAL                             AS PERCENT OF YOUR CONTRIBUTION

                            80%                                                  10%
                            90%                                                  25%
                           100%                                                  40%
                           110%                                                  50%


- The Incentive Match will be prorated for exact percentage of goal achieved above 80% and less than 110%.

- The Incentive Match will be determined at the end of each year and will be based on your net Elective Employer and Participant Contributions of up to 6% of your Compensation for the year.


                  ===============================================
                                INVESTMENT FUNDS
                  ===============================================



FUND A

Consists of investment contracts issued by insurance companies or financial institutions, U.S. Government obligations, corporate debt obligations and other debt instruments, and temporary investments.

FUND B

Consists of common stocks of larger capitalized companies (other than CMS Energy and Class G common stocks) and temporary investments.

FUND C

Consists of CMS Energy Corporation common stock and temporary investments.

FUND E

Consists of growth-oriented common stocks (other than CMS Energy and Class G common stocks) and temporary investments.

FUND F

Consists of common stocks (other than CMS Energy and Class G common stocks) of non-U.S. companies and temporary investments.

FUND G

Consists of CMS Energy Corporation Class G common stock and temporary investments.

DESIGNATION OF FUNDS

- You choose the percentage of your contributions to be invested in one or more of the various Funds.

- You can allocate your contributions all in one fund or split them between two or more funds.

- The Company's contributions, Matching and Incentive, will be invested in Fund C.

-        You may change the allocation of your future contributions at any time.
         The change will be effective as soon as feasible.

- You may switch past contributions between funds as of a future Valuation Date (last business day of each month).

VOTING OF CMS ENERGY CORPORATION COMMON STOCK

- You will be given an opportunity to give voting instructions for shares in your account and the Trustee will comply with your instructions.


                 ===============================================

                                  YOUR ACCOUNT
                 ===============================================



- The value of your individual account is based on the number of units held for you in any of the funds as of each Valuation Date (the last business day of each month).

- The value of the units is determined by dividing the market value of each fund's investments by the total number of units held by all employees in that fund.

- If the market value of the fund's assets increases, your account will increase in value; if the assets decrease in value, your account will decline in value.

-        With each monthly contribution you will purchase units.  For example:

         Compensation - $1,000 per month, 6% contribution, allocated to Fund C, unit value $6.00

     $1,000       Salary
     x    6%
     -------
     $    60     Contribution
     /  6.00      Unit Value
     -------
          10    Units of Fund C Purchase

- Each quarter and each year-end you will receive a personal statement of your account showing activity in your account for the period.


                  ===============================================
                                  DISTRIBUTIONS
                  ===============================================



RETIREMENT OR DISABILITY

- You may elect to receive your account balance, including Company contributions, in:

         (a)   a single sum;

         (b) annual installments over not more than the number of years shown in Appendix A as of your nearest birthday;

         (c)   an eligible rollover distribution; or

         (d) a deferred payment, either single sum or installments. However, you must begin receiving a distribution by April 1 of the year following the year in which you reach 70-1/2 years of age.

                                        INCOME TAX NOTE:

- All distributions (except after-tax contributions) are generally subject to taxation at the time of distribution and may be subject to an additional excise tax of 10%; however, there is no 10% additional tax on a distribution that is due to a qualifying disability or due to retirement.

- All taxable single sum cash distributions are subject to mandatory 20% Federal withholding.

- Taxation may be deferred and withholding avoided by rolling taxable amounts into another qualified plan or an IRA.

- Five-year forward averaging is available for single sum distributions prior to January 1, 2000 if you are at least age 59-1/2 at the time of distribution.

- If you were age 50 as of December 31, 1985, special tax treatment is available for single sum distributions (see IRS Form 4972).

- Annual installment payments will allocate after tax dollars on a pro-rata basis.


LAYOFF

You may elect to receive your ENTIRE account balance including Company contributions in:

(1)       single sum;

(2)       an eligible rollover distribution; or

(3) annual installments over not more than the number of years shown in Appendix A as of your nearest birthday.

DEATH

If you die before retirement or distribution has been completed, the entire balance in your account will be paid in a single sum to your spouse, or other beneficiary if your spouse has given notarized consent. Your spouse or other beneficiary may instead receive installments if you elect that option prior to your death.

TERMINATION OF EMPLOYMENT

- You will be entitled to receive the value of your Elective Employer, Participant and Voluntary Contributions.

- You will be entitled to the vested portion of the Company contributions, both Matching Employer, and Incentive Contributions. Company contributions will vest at 10% of the value for each of the first four years of service and 20% for each of the next three years. After seven years of service you will be 100% vested.

         --- You will receive one year of vested service in each calendar year in which you have completed 1,000 Hours of Service. [For SE-W (non-exempt) and OM&C employees, ALL Hours of Service including overtime are counted. EA&P (exempt) employees are credited with 10 hours for each day compensated.]

- You may receive the value of your account (including vested Company contributions) in:

         (a)   a single sum at the time of termination of employment;

         (b) a single sum at your Normal Retirement Date, if the taxable portion is over $3,500; or

         (c)   an eligible rollover distribution.




                                INCOME TAX NOTE:

Taxable portion (all earnings, Elective Employer, Matching Employer Contributions and Incentive Contributions) is fully taxable plus additional tax of 10%; however, no tax is assessed on eligible amounts rolled over to an IRA as long as certain requirements are met.




- If you are reemployed within 24 months following your termination of employment and you repay thereafter the entire amount of your Elective Employer and Participant units, the amount you forfeited will be restored to your account.

METHOD OF PAYMENT

All payments from other than Fund C and Fund G will be made only in cash. "Lump sum" or single sum payments from Fund C and Fund G will be made in shares of common stock or Class G common stock of CMS Energy and/or cash.

                                INCOME TAX NOTE:

If you receive Company stock as part of a "lump sum" distribution, any net unrealized appreciation attributable to Company contributions is not generally taxable until the stock is sold, unless you elect to include it in your gross income at the time of distribution.




                   ===============================================
                       WITHDRAWALS WHILE YOU ARE EMPLOYED
                   ===============================================



ELECTIVE EMPLOYER UNITS

- After age 59-1/2 - you may withdraw all or part of the value of your Elective Employer units.

- Before age 59-1/2 - you may withdraw part of the value of these units only in the event of financial hardship.

         (a) You must have an immediate and heavy financial need for:

               (1) medical expenses for you, your spouse or dependents
               (2) expenses for the purchase of your principal residence
               (3) college tuition for the next term for you, your spouse, children or dependents
               (4) expenses to prevent eviction from your principal residence

         (b) The withdrawal must be necessary to meet the financial need and you certify that it cannot be met by:

               (1) reimbursement or compensation by insurance or otherwise
               (2) reasonable liquidation of your assets without creating an additional financial need
               (3) stopping your contributions to the Plan
               (4) all other withdrawals and loans from the Plan and loans from commercial sources on reasonable terms
               (5) all reasonably available resources of your spouse or minor children

         (c) Earnings on your Elective Employer Contributions earned after January 1, 1989 are not available for a hardship withdrawal.

                                INCOME TAX NOTE:

Withdrawals are fully taxable, plus additional tax of 10% of withdrawal if you are younger than age 59-1/2.




PARTICIPANT UNITS

-        You may withdraw all or part of the value of your Participant units.

- If you do, you will not be able to make another withdrawal for one year.

VOLUNTARY UNITS

You may withdraw all or part of the value of your Voluntary units at any Valuation Date.

                                INCOME TAX NOTE:

a) After-tax contributions (not earnings) made before January 1, 1987 are available without tax.
b) Withdrawals of amounts attributable to after-tax contributions made after 1986 will be prorated between contributions and earnings on all Participant and Voluntary Contributions.
c)   Additional 10% tax on taxable portion if you are younger than 59-1/2.

Example:

Pre-1987 after-tax contributions                                                           $2,000
After-tax contributions made after 1986                                                     1,000
Earnings on ALL after-tax contributions                                                       500
Other Accounts: Elective Employer and
    Earnings, Matching Employer, Incentive
    Contributions and Earnings                                                              3,000
                                                                                           ------
Total account                                                                              $6,500


To withdraw $3,000 with minimum tax liability:

1.   Withdraw $2,000 pre-1987 contribution on nontaxable basis.

2. Additional $1,000 is taxable in same proportion as after-tax contributions and earnings ($1,000 = 2/3 of $1,500). Therefore, of the $1,000, $667 (2/3)
     is nontaxable and $333 (1/3) is taxable. Other accounts are not considered. Also additional tax of 10% will apply to $333 portion if you are younger than 59-1/2.


MATCHING EMPLOYER AND INCENTIVE CONTRIBUTIONS

- You can withdraw only that part which is vested. You will be fully vested after seven years of Service.

- Also, you cannot withdraw these units until they have been in your account for at least two full years.

- If you withdraw units before you are fully vested, you will forfeit the non-vested part of your account. (You may repay the entire amount of the withdrawal and the forfeited amount will be restored to your account.)

- If you withdraw these units, you cannot resume participation in the Plan as follows:


                    AMOUNT OF WITHDRAWAL OF
         MATCHING EMPLOYER AND INCENTIVE UNITS                                        PERIOD OF TIME

         Less than 25% of the value                                               3 full calendar months

         25% or more, but less than 50% of the value                              6 full calendar months

         50% or more, but less than 75% of the value                              9 full calendar months

         75% or more of the value                                                12 full calendar months




                                INCOME TAX NOTE:


If you are younger than age 59-1/2, the amount is fully taxable, plus additional tax of 10%.





                 ===============================================
                                     LOANS
                 ===============================================


- You can borrow money from the Plan for extraordinary or emergency needs. For example, home purchase, home improvements, college expenses or high school tuition for your children. The Plan administrator will determine on a uniform basis what is an extraordinary or emergency need.

- Unless government regulations permit the loan to be secured by more than 50% of the value of your total vested units, the amount of the loan cannot be more than 50% of the value of your total vested units.

-        Your loan must be at least $1,000 and no more than $50,000.

-        Your loan will be secured by your account balance.

- If you wish to borrow money from the Plan, you must complete an application and return it to the Retirement Benefits Department.

- Repayment of your loan must be by payroll deduction over not more than five years.

         Exception: a loan to acquire your principal residence may be repaid over a longer period not to exceed ten years.

- Interest Rate - the Plan administrator will determine the interest rate on loans based on many factors including generally prevailing rates. (Current rate is available from Retirement Benefits Department or your Human Resources office.)

- As the loan is repaid, your payments including interest will be credited to your account in the fund(s) to which you are currently contributing.

- Your loan will be considered in default if you leave employment or miss any payments under the Plan. Upon default the Plan administrator is authorized to use any legal means to assure the loan is repaid.


                  ===============================================
                             BENEFICIARY DESIGNATION
                  ===============================================



When you enroll in the Plan, you may designate a beneficiary with the notarized consent of your spouse to receive any distribution in the event of your death. If you die while you have units in your account, your spouse or your beneficiary generally will receive the entire value of the units credited to your account in a lump sum payment.


                 ===============================================
                            DOMESTIC RELATIONS ORDERS
                 ===============================================



Under law, the Plan administrator must follow certain court orders in domestic relation situations which give all or a part of your account to one or more alternate payees, such as a spouse, ex-spouse, child or other dependent. The order may require the payment to the alternate payee whether or not you have retired. You will be notified if a court order is received by the Plan administrator.


                 ===============================================
                             ROLLOVER CONTRIBUTIONS
                 ===============================================



The Plan permits under certain specified conditions rollovers from qualified employee benefit plans of former employers. Distribution or withdrawal of these contributions is likewise subject to specified legal and Plan conditions.

                =================================================
                                CLAIMS PROCEDURE
                =================================================



In the administration of any complex program, occasional questions or problems may arise. If you or your beneficiary have a claim for benefits under the Plan, it must be filed with the Plan administrator, Consumers Employees' Savings and Incentive Plan, 212 West Michigan Avenue, Jackson, Michigan 49201. Written notice of the disposition of your claim will be sent within 30 days after the claim is filed. If the claim is denied, the reasons for denial will be set forth in writing. If a change could be made in the claim to bring about approval, an explanation of what must be done will be given.

You, your beneficiary or your duly authorized representative may appeal the denial of the claim, review pertinent documents and submit issues and comments in writing to the Plan administrator. If further consideration is denied, a hearing may be requested within 90 days after notification of the denied claim. The hearing will take place within 30 days, and the decision in writing will be sent within 30 days after the hearing.


       ==================================================================
                            STATEMENT OF ERISA RIGHTS
       ==================================================================



As a Participant in the Employees' Savings and Incentive Plan, you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 (ERISA). ERISA provides that all Plan Participants shall be entitled to:

- Examine, without charge, at the Plan Administrator's office and upon request at local Human Resources' offices all Plan documents and copies of all documents filed by the Plan with the U.S. Department of Labor, such as annual reports and Plan descriptions.

- Obtain copies of all Plan documents and other Plan information upon written request to the Plan administrator. The Administrator may make a reasonable charge for the copies.

- Receive a summary of the Plan's annual financial report. The Plan administrator is required by law to furnish each Participant with a copy of the summary annual report.

In addition to creating rights for Plan Participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate your Plan, called "fiduciaries" of the Plan, have a duty to do so prudently and in the interest of you and other Plan Participants and beneficiaries. No one, including your employer, your union or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining an Employees' Savings and Incentive Plan benefit or exercising your rights under ERISA. If your claim for a benefit is denied in whole or in part, you must receive a written explanation of the reason for the denial. You have the right to have the Plan administrator review and reconsider your claim.

Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan and do not receive them within thirty days, you may file suit in a federal court. In such a case, the court may require the Plan administrator to provide the materials and pay you up to $100.00 a day until you receive the materials, unless the materials were not sent because of reasons beyond the administrator's control. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or federal court. If it should happen that Plan fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

If you have any questions about your Plan, you should contact the Plan administrator. If you have any questions about this statement or about your rights under ERISA, you should contact the nearest Area Office of the U.S. Labor-Management Services Administration, Department of Labor.


           ==========================================================
                             SECURITIES INFORMATION
           ==========================================================


An indeterminate number of interests in the Plan, 3,478,260 shares of Common Stock of CMS Energy $.01 par value, and 2,000,000 shares of Class G Common Stock of CMS Energy, no par value, issued and to be issued pursuant to the Plan, are registered by CMS Energy Corporation under the Securities Act of 1933 (Securities Act) with the Securities and Exchange Commission.

The summary description of the Plan and the Plan contained in this booklet provide information required by Part I, Item I of Form S-8 of the Securities Act and are hereby provided to the Plan Participants as part of the Securities Act
Section 10(a) prospectus.

Certain documents which are filed regularly with the Securities and Exchange Commission are hereby incorporated by reference and are a part of this Securities

Act Section (10)(a) prospectus and the registration statement. These include CMS Energy's annual report on Form 10-K, its quarterly reports on Form 10-Q, the annual report of the Plan on Form 11-K and interim reports on Form 8-K.

As a Participant in the Employees' Savings and Incentive Plan, you are entitled to obtain without charge, upon written or oral request, the documents which are incorporated by reference into the Plan's registration statement. In addition, you may obtain without charge, upon oral or written request, other documents which are required to be delivered to employees pursuant to Rule 428(b) under the Securities Act. These documents may be obtained from the Retirement Benefits Department, Consumers Energy Company, 212 West Michigan Avenue, Jackson, Michigan 49201, Telephone Number (517) 788-0251.

                      EMPLOYEES' SAVINGS AND INCENTIVE PLAN

                           OF CONSUMERS ENERGY COMPANY



                      SECTION 1. ESTABLISHMENT OF THE PLAN

1.1 ESTABLISHMENT OF THE PLAN. Consumers Energy Company (hereinafter sometimes referred to as "Consumers"), a Michigan corporation, with its principal executive office and place of business at Jackson, Michigan, has established a savings plan, effective as of November 1, 1961, which is described herein and which, as it may be amended from time to time, shall be known as the "EMPLOYEES' SAVINGS AND INCENTIVE PLAN OF CONSUMERS ENERGY COMPANY" (hereinafter referred to as the "Plan"). This restatement of the Plan specifically includes Amendments made through January 1, 1997.

                             SECTION 2. DEFINITIONS

2.1 DEFINITIONS. Whenever used in the Plan, the following terms shall have the respective meanings as set forth below, unless the context clearly indicates otherwise:

"COMPENSATION"               The sum of (i) a Participant's regular
                             straight-time salary or wages including cost of living allowances from an Employer, and (ii) 25% of commissions paid to a Participant paid on a salary and commission basis (but only to the extent that for such Participant regular straight-time salary plus 25% of commissions does not exceed $80,000 or such other amount as the Plan administrator shall determine from time to time), before any adjustment for Elective Employer Contributions under this Plan, or deductions for taxes, Social Security, etc., which, as so defined, shall continue to be used by the Company in the administration of salary and related benefit programs where applicable;
                             provided, however, that annual Compensation of any Participant from the Employers shall be disregarded for all purposes under the Plan to the extent on or after January 1, 1994 such Compensation exceeds
                             $150,000 (or such other cost of living adjusted amount as determined by the Secretary of the Treasury or such other amount as may be established by or is in accordance with Section 401(a)(17) of the Internal Revenue Code, taking into account the family aggregation rules of Section 414(q)(6) of the Internal Revenue Code, except that in applying such rules the term "family" shall include only the spouse of the Employee and any lineal descendants of the Employee who have not attained age 19 before the close of the year).


"COMPENSATION RATE"          The amount of a Participant's Compensation per pay
                             period.

"DISABILITY"                 Total and permanent disability of a Member as is
                             established by evidence satisfactory to the Employer.

"ELECTIVE EMPLOYER           Moneys or property received by the Trustee
 CONTRIBUTIONS"              resulting from a Participant's action under Section
                             5.2.

"EMPLOYEE"                   Any person regularly employed by an Employer.

"EMPLOYER/                   Consumers and any one or more of the following
EMPLOYERS"                   corporations, CMS Energy Corporation, and its
                             subsidiaries which are at least 80% directly or indirectly owned, if the Board of Directors of such corporations determine to adopt the provisions of the Plan; and each of such companies.

"ESOP LOAN"                  An immediate allocation loan made by an Employer
                             for the purpose of making contributions on behalf of the Employers contemplated by Sections 5.10 and
                             5.12 and which satisfies the requirements of
                             Section 5.15. "FISCAL YEAR" A period commencing on
                             January 1 of any year and ending on December 31 of such year.

"FORMER PARTICIPANT"         A Participant who has died, has reached his
                             Retirement Date, has had his employment with an Employer terminated on account of a Disability, or otherwise has terminated his employment with an Employer, or who because of change in employment status with an Employer is no longer eligible as an Employee under the Plan.

"FUND A" The Investment Fund forming part of the Trust Fund consisting of the moneys which the Employers shall direct the Trustee to place in such fund, and such obligations issued or fully guaranteed by the United States of America or any agency or instrumentality thereof, corporate bonds, notes, certificates, or any other similar evidence of indebtedness, debentures (other than corporate bonds and debentures issued by the Employers), interest bearing deposits with financial institutions other than the Trustee, and contracts with insurance companies including but not limited to deposit administration contracts, guaranteed investment contracts, or similar type contracts, together with all income and accretions thereon, and cash, temporary investments of any type, or cash equivalents, all within the limitations specified in the trust agreement.

"FUND B" The Investment Fund forming part of the Trust Fund consisting of the moneys which the Employers shall direct the Trustee to place in such fund, and a broadly diversified portfolio of common stocks, sometimes referred to as "core equities," and securities convertible into such common stock (other than securities of the Employers), together with all income and accretions thereon, and cash, temporary investments of any type, or cash equivalents, all within the limitations specified in the trust agreement.


"FUND C" The Investment Fund forming part of the Trust Fund consisting of the moneys or securities which the Employers shall direct the Trustee to place in such fund, common stock of CMS Energy Corporation, and other securities of CMS Energy Corporation convertible into common stock of CMS Energy Corporation, together with all income and accretions thereon, and cash, temporary investments of any type, or cash equivalents, all within the limitations specified in the trust agreement.


"FUND D" The Investment Fund forming part of the Trust Fund consisting of the promissory notes of Members, which the Employers shall direct the Trustee to place in such fund, together with all income and accretions thereon.


"FUND E" The Investment Fund forming part of the Trust Fund consisting of the moneys which the Employers shall direct the Trustee to place in such fund, and such common stocks and securities convertible into common stock (other than securities of the Employers) which are generally considered to be growth oriented, together with all income and accretions thereon, and cash, temporary investments of any type, or cash equivalents, all within the limitations specified in the trust agreement.


"FUND F" The Investment Fund forming part of the Trust Fund consisting of the moneys which the Employers shall direct the Trustee to place in such fund, and such common stocks and securities convertible into common stock (other than securities of the Employers) of non-United States chartered corporations or organizations, together with all income and accretions thereon, and cash, temporary investments of any type, or cash equivalents, all within the limitations specified in the trust agreement.


"FUND G" The Investment Fund forming part of the Trust Fund consisting of the moneys or securities which the Employers shall direct the Trustee to place in such fund, Class G common stock of CMS Energy Corporation and other securities of CMS Energy Corporation convertible into Class G common stock of CMS Energy Corporation, together with all income and accretions thereon, and cash, temporary investments of any type, or cash equivalents, all within the limitations specified in the trust agreement.


"HOURS OF SERVICE"           The hours during a Fiscal Year for which an
                             Employee directly or indirectly is entitled to Compensation as paid or as becomes payable by an Employer for the performance of duties during the applicable computation period, and for other times for which no duties are performed (irrespective of whether the employment relationship has terminated) as for example, vacations, holiday, sickness and incapacity but excluding hours for payments for workers' compensation, unemployment compensation, payments under disability insurance, and retirement under this Plan, provided overtime hours shall be at straight time only, and provided further, each Employee paid semimonthly shall be credited with ten (10) Hours of Service per day for each day for which the Employee is directly or indirectly compensated by an Employer. Each Employee will also be credited with an "Hour of Service" for each hour of back pay, either awarded or agreed to by an Employer, irrespective of mitigation of damages.
                             The aforesaid hours shall be credited in accordance with Department of Labor Regulation 2530.200b2(b) and 2(c), when applicable.

"INACTIVE PARTICIPANT"       Participant who is not currently making Participant
                             Contributions under the Plan, and for whom Elective
                             Employer Contributions are not currently being made under the Plan.

"INCENTIVE                   Money or property received by the Trustee under
CONTRIBUTIONS"               Section 5.12.

"INVESTMENT FUND"            An Investment Fund forming part of the Trust Fund
                             as may be established by the Plan administrator from time to time, all within the limitations specified in the Trust Agreement.

"INVESTMENT                  Any person, firm or corporation which is registered
 MANAGER"                    as an Investment Adviser under the Investment
                             Advisers Act of 1940; is a bank as defined in that Act; or is an insurance company qualified to perform management services in more than one state, and which has acknowledged in writing that it is a fiduciary with respect to the Plan.

"LEASED EMPLOYEE"            Any person (other than an Employee of the
                             recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6) of the Internal Revenue Code of 1986, as amended) on a substantially full-time basis for a period of at least one year, and such services are of a type historically performed by employees in the business field of the recipient employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to service performed for the recipient employer shall be treated as provided by the recipient employer.

                             A Leased Employee shall not be considered an Employee of the recipient if: (i) such employee is covered by a money purchase pension plan providing:
                             (1) a non-integrated employer contribution rate of at least ten percent (10%) of Compensation, as defined in Section 2.1 of the plan, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under Section 125, Section 402(e)(3), Section (402)(h) or Section 403(b) of the Code; (2) immediate participation; and (3) full and immediate vesting; and (ii) Leased Employees do not constitute more than twenty percent (20%) of the recipient's non-highly compensated work force. Notwithstanding any foregoing provisions to the contrary, Leased Employees shall not be considered Participants of this Plan.

"MATCHING EMPLOYER           Moneys or property received by the Trustee under
 CONTRIBUTIONS"              Section 5.10.

"MEMBER"                     A Participant, Inactive Participant, or Former
                             Participant.

"NAMED                       The Employers who shall have authority to control
FIDUCIARY(S)"                and manage the operation and administration of the
                             Plan.

"PARTICIPANT"                Any Employee who meets the eligibility requirements
                             of the Plan, who elects to enroll under the Plan, and who is currently making Participant
                             Contributions under the Plan or for whom Elective
                             Employer Contributions are being made under the Plan.

"PARTICIPANT CONTRIBUTIONS"  Moneys received by the Trustees from a Participant under Section 5.1.

"RETIREMENT DATE"            The Valuation Date immediately preceding the date a
                             Member actually retires from employment with his Employer on his Normal, Early or Deferred
                             Retirement Date as set forth below:

                             (a) NORMAL RETIREMENT DATE. The first day of the
                                 month upon which the Employee reaches
                                 "Retirement Age" as defined in Section 216(L) of the Social Security Act, as amended and in effect on June 1, 1989.

                             (b) EARLY RETIREMENT DATE. The date, which shall be
                                 the first day of a month, on which an Employee retires at his election on or after the date the Employee reaches age 55.

                             (c) DEFERRED RETIREMENT DATE. The date, which shall
                                 be the first day of a month, of retirement after Normal Retirement Date.

"ROLLOVER                    Moneys or property received by the Trustee under
 CONTRIBUTIONS"              Section 5.14.

"SERVICE"                    The number of years of employment with an Employer;
                             provided, however, that successive periods of employment with any of the Employers shall be added together in calculating a period of Service.
                             Moreover, employment with an Employer shall not be regarded as having been interrupted by, and Service shall include, periods of time during which a person is laid off by an Employer on account of lack of work, provided he returns to work with an Employer within a reasonable time after he is offered reemployment; and periods of time during which a person is on leave of absence from an Employer to serve in the Armed Forces of the United
                             States or of any State thereof, provided he returns to work with an Employer within the time prescribed by law for the exercise of reemployment rights; and periods of time during which a person is on any leave of absence authorized by an Employer. A year of Service is any Fiscal Year during which the Employee completes at least 1,000 Hours of Service.
                             Further, "Service" means all employment on or after the effective date of this Plan including part-time and temporary employment, with an Employer, including companies which are members of a controlled group with the Employer within the meaning and application of Section 414 of the Code and with entities which are predecessors to an Employer as provided in the regulations issued under ERISA.

"TRUST FUND"                 The moneys, securities, or other property held by
                             the Trustee under the trust agreement between the Trustee and the Employers, including the Investment
                             Funds defined herein, held by the Trustee and into which all contributions and earnings thereon shall be paid, and out of which all payments and distributions shall be made.

"TRUSTEE"                    The bank, banking association or trust company with
                             which the Employers enter into a trust agreement as provided in the Plan.

"VALUATION DATE"             The last business day or any other business day of
                             each calendar month designated by Consumers.

"VOLUNTARY                   Moneys received by the Trustee from a Participant
 CONTRIBUTIONS"              under Section 5.3.

2.2 GENDER. Any masculine terminology used herein shall also include the feminine.

                             SECTION 3. ELIGIBILITY

3.1 ELIGIBILITY. Each Employee is eligible to become a Participant on date of employment. Each Employee represented on July 1, 1992 by the Utility Workers Union of America, AFL-CIO, and its Michigan State Utility Workers Council, with respect to Employees of Consumers Energy Company, shall be first eligible to become a Participant on August 1, 1992 for the first pay period beginning on or after such date. If applicable, each Employee of Michigan Gas Storage Company represented on September 1, 1992 by Local 358 of the Utility Workers Union of America, AFL-CIO, shall be first eligible to become a Participant on October 1, 1992 for the first pay period beginning on or after such date. If a former Participant is reemployed by an Employer as an Employee, he shall be eligible to become a Participant on the first pay date next following the date of such reemployment.

                              SECTION 4. ENROLLMENT

4.1 ENROLLMENT. An Employee eligible to become a Participant may enroll under the Plan by making an application in writing on a form supplied by his Employer and, upon receipt by the Plan administrator, such enrollment shall become effective on a pay date following the date he is eligible to become a Participant.

4.2 ACCEPTANCE OF PLAN BY PARTICIPANT. The filing of an application for enrollment with the Plan administrator under the Plan shall constitute an acceptance of the terms and provisions of the Plan.

                            SECTION 5. CONTRIBUTIONS

5.1 PARTICIPANT CONTRIBUTIONS. Each Participant may, so long as he remains a Participant, contribute to the Plan each pay period not less than one percent (1%) nor more than six percent (6%) of his then Compensation Rate; provided, however, that such six percent (6%) maximum shall be reduced by the percent, if any, elected under Section 5.2. Contributions of a Participant shall be deducted by his Employer on each pay date from the Compensation of such Participant with respect to such pay period. A Participant may adjust the rate of his contribution at any time by giving his Employer advance notice in writing. A Participant may discontinue contributions as of any pay date by giving his Employer advance notice in writing, but if a Participant discontinues contributions without at the same time making an election under Section 5.2, he may not resume contributions before the first pay date following the lapse of three (3) months from the date of discontinuance. Each Inactive Participant or Former Participant, who is eligible to become a Participant, may resume contributions under the Plan, by giving his Employer advance notice in writing.

5.2 ELECTIVE EMPLOYER CONTRIBUTIONS. Each Participant may, so long as he remains a Participant, elect on a form provided by his Employer, to have his Compensation reduced each pay period not less than one percent (1%) nor more than nine percent (9%) of his then Compensation and to have his Employer contribute such amount to the Plan out of its current or accumulated earnings and profits; provided however, that a Participant whose annual Compensation is less than $70,000 (or such other amount as the Plan administrator may prescribe) may elect up to twelve percent (12%) of his then Compensation. A Participant may adjust the rate of such contribution at any time by giving his Employer advance notice in writing. A Participant may discontinue his electionas of any pay date by giving his Employer advance notice in writing, but if a Participant discontinues his election without at the same time electing to make Participant Contributions under
Section 5.1, he may not make another election before the first pay date following the lapse of three (3) months. Each Inactive Participant or Former Participant, who is eligible to become a Participant, may elect under this
Section 5.2 by giving his Employer advance notice in writing. Notwithstanding the foregoing, the Employer may reduce the percent elected for any group of or all Participants for purposes of complying with Section 401(k) of the Internal Revenue Code or regulations adopted pursuant thereto. In such event, such amount not considered Elective Employer Contributions shall be considered as Participant Contributions under Section 5.1 or Voluntary Contributions under
Section 5.3 as the Plan administrator may deem appropriate.

5.3 VOLUNTARY CONTRIBUTIONS. Each Participant may, so long as he remains a Participant, contribute to the Plan each pay period, not less than one percent (1%) nor more than ten percent (10%) of his then Compensation Rate; provided, however, that such ten percent (10%) shall be reduced by the percent, if any, by which contributions elected under Section 5.2 exceed six percent (6%). Contributions of a Participant shall be deducted by his Employer on each pay date from the Compensation of such Participant with respect to such pay period. A Participant may adjust the rate of his contribution at any time by giving his Employer advance notice in writing. A Participant may discontinue contributions as of any pay date by giving his Employer advance notice in writing.

5.4 DESIGNATION OF INVESTMENT FUNDS. At the time of designation of his Participant, Elective Employer, Voluntary, or Rollover Contributions under the Plan, each Participant shall specify the proportions of such contributions to be allocated to his account in various Investment Funds. A Participant may elect to allocate such contributions entirely to one such fund or he may elect to have such contributions allocated between two (2) or more of such funds; provided, however, Participant and Voluntary Contributions may not be allocated or reallocated to Fund C or Fund G unless an effective Registration Statement has been filed with the Securities and Exchange Commission (SEC) or such contributions are otherwise exempt under the Security Act of 1933. Since the selection of investments involves an element of risk, the Participant shall make his own decision concerning the investment of such contributions and no representative of an Employer, or the Trustee, is authorized to make any recommendation to any Participant concerning the various investment options which are available under the Plan. Changes in the allocation of a Participant's future contributions among the available Investment Funds may be effected at any time by giving his Employer advance notice in writing of each such change. All or a part of a Member's past Participant, Elective Employer, Voluntary, or Rollover Contributions which are in a Member's account on a Valuation Date may be reallocated among the Investment Funds on a Valuation Date by giving his Employer advance notice in writing of such change. If a reallocation of such prior contributions is made, the value of the units to be reallocated shall be determined as of the Valuation Date selected by such Member and such units shall be canceled. Units of value equal to the value of the units that were canceled shall be placed in the Investment Fund(s), as requested by such Member, as of the Valuation Date selected by such Member. The value of the units shall be determined under the provisions of Section 7.2. A Member may not select a Valuation Date which precedes the date of such request for a change in allocation of such contributions.

5.5 INACTIVE PARTICIPANTS. Each Participant whose contributions have been discontinued in accordance with the provisions of Section 5.1 or 5.2, so that contributions are no longer being made under either Section, shall thereupon become an Inactive Participant.

5.6 CHANGES IN EMPLOYMENT STATUS. If a Member's employment status with an Employer is changed so that he is no longer eligible as an Employee under the Plan, he shall be a Former Participant and, as such, he may not make or have made by his Employer any contributions under the Plan. However, his account shall share in the net income or loss of the Trust Fund. If such Former Participant's employment status with an Employer is again changed so that he is eligible as an Employee under the Plan, he may resume participation as of a pay date following the date of such later change in employment status.

5.7 TRANSFERS OF EMPLOYMENT FROM ONE OF THE EMPLOYERS TO ANOTHER. If a Member's employment is transferred from one of the Employers to another, the status of such Member as a Participant, Inactive Participant or Former Participant shall not be changed by reason of such transfer of employment.

5.8 TRANSFER OF PARTICIPANT CONTRIBUTIONS AND VOLUNTARY CONTRIBUTIONS TO TRUSTEE. All payroll deductions of Participant Contributions and Voluntary Contributions shall be held in trust by the Employers until paid over to the Trustee. The amount of such deductions shall be transferred to the Trustee monthly at such time, or times, as may be convenient to the Employers. Such transfers to Fund C may be in the form of Company securities as described in
Section 5.10 for Matching Employer Contributions and shall be valued in the manner therein provided.

5.9 TRANSFER OF ELECTIVE EMPLOYER CONTRIBUTIONS TO TRUSTEE. All Elective Employer Contributions shall be transferred to the Trustee monthly at such time or times as may be convenient to the Employers. Such transfers to Fund C may be in the form of Company securities as described in Section 5.10 for Matching Employer Contributions and shall be valued in the manner therein provided.

5.10 MATCHING EMPLOYER CONTRIBUTIONS. Each of the Employers shall contribute to the Trustee each month out of its current or accumulated earnings and profits an amount equal to fifty percent (50%) of that amount contributed by or for each of its Participants for such month pursuant to Sections 5.1 and 5.2 as is not in excess of six percent (6%) of each such Participant's then Compensation Rate. All Matching Employer Contributions shall be allocated to Fund C. Such contributions may, but need not be, in the form of authorized but unissued common stock of CMS Energy Corporation or other securities convertible into such common stock, treasury securities, or securities of CMS Energy Corporation acquired by the Employers for purposes of such contributions. For purpose of such contributions, such common stock or other securities shall be valued at the average of the closing price for such common stock or other security, as shown in a composite report of one or more generally recognized Exchanges, including the New York Stock Exchange, for the five (5) trading days preceding the date of transfer to the Trust.

5.11 CREDITING OF MATCHING EMPLOYER CONTRIBUTIONS TO PARTICIPANTS. The contributions of each of the Employers shall be credited to the accounts of its Participants in the same proportion as the amount of contributions of or for each Participant of such Employer for such month pursuant to Sections 5.1 and
5.2 not in excess of six percent (6%) of such Participant's then Compensation Rate bears to the total amount of such contributions of all Participants of such Employer for such month.

5.12 INCENTIVE CONTRIBUTIONS. Each year the Company will determine and publish a performance goal for such Fiscal Year which shall consist of two factors: (1) earnings and (2) Consumers' gas and electric rates for customers as compared with those of other major investor-owned utilities. Seventy percent (70%) of the award will be based on earnings and thirty percent (30%) on energy rates. If eighty percent (80%) of the determined performance goal for the year is achieved, the Employer will contribute to the Trustee out of its current or accumulated earnings and profits an amount equal to ten percent (10%) of that amount contributed for such Fiscal Year pursuant to Sections 5.1 and 5.2 as is not in excess of six percent (6%) of all Participants' Compensation, by or for all Participants who are such as of December 31 of such Fiscal Year and Former Participants who retired, died, were disabled, or were laid off for lack of work during such Fiscal Year; if ninety percent (90%) of the determined goal is achieved, the contribution shall be twenty-five percent (25%); if 100%, the contribution will be forty percent (40%); and if 110%, the contribution will be fifty percent (50%). The contribution percentage will be prorated based on actual achievement percent of performance goal between eighty percent (80%) and 110%. The entire Incentive Contributions shall be allocated to Fund C. Such contributions may be in the form of Company securities as described in Section 5.10 and shall be valued in the manner therein provided. The Plan administrator may exclude Incentive Contributions to the accounts of certain Officers of Employers.

5.13 LIMITATION ON PARTICIPANT CONTRIBUTIONS, ELECTIVE EMPLOYER CONTRIBUTIONS AND MATCHING EMPLOYER CONTRIBUTIONS TO PARTICIPANTS. Notwithstanding the foregoing, there shall not be credited to any Participant's account during a calendar year an amount exceeding the lesser of $30,000 (or such larger amount as the Secretary may prescribe) or twenty-five percent (25%) of the Participant's Compensation representing the sum of (a) any Employer's contribution; (b) the Participant's contributions; and (c) forfeitures. The foregoing limitations of this Section 5.13 for a Participant shall be further reduced with respect to Participants eligible in this Plan and in other defined contribution plans of the Employer such that such limitations with respect to this Plan and such other defined contribution plan or plans shall apply as aggregate limitations to all defined contribution plans of the Employer.

Participant Contributions and/or Employer Contributions under this Plan may be further reduced to the extent necessary as determined by the Plan administrator to prevent the sum of the following fraction, computed as of the close of the Plan's Fiscal Year, from exceeding 1.0:

               The fraction obtained by dividing the Participant's projected annual Retirement Income under the Employer's Pension Plan by the lesser of (i) 125% of the dollar limit in effect under Section 415(b)(1)(A) of the Internal Revenue Code for the limitation year, or (ii) 140% of the Participant's average Compensation for his highest three consecutive years of service.

If, as a result of either the allocation of forfeitures or a reasonable error in estimating a Participant's annual Compensation, the annual additions for a particular Participant would cause the limitations of Section 415 applicable to that Participant for the limitation year to be exceeded, the excess amounts in the Participant's account must be used to reduce Matching Employer Contributions for the next limitation year (and succeeding limitation years, as necessary) for that Participant if that Participant is covered by the Plan of the Employer as of the end of the limitation year. However, if that Participant is not covered by the Plan of the Employer as of the end of the limitation year, then the excess amounts must be held unallocated in a suspense account for the limitation year and allocated and reallocated in the next limitation year to all of the remaining Participants in the Plan (subject to the limitations of Section 415) before any Matching Employer Contributions and

Employee contributions which would constitute annual additions may be made to the Plan for that limitation year. Furthermore, the excess amounts must be used to reduce Matching Employer Contributions for the next limitation year (and succeeding limitation years, as necessary) for all of the remaining Participants in the Plan. For purposes of this paragraph, excess amounts may not be distributed to Participants or Former Participants.

5.14 ROLLOVER CONTRIBUTIONS. The Plan may receive on behalf of a Member any portion of an eligible rollover distribution as defined in Section 402(c)(4) of the Internal Revenue Code, as amended, resulting from participation of the Member in an employee benefit plan maintained by a former employer. Any eligible rollover distribution shall not include amounts in excess of the maximum amount which may be rolled over as defined in Section 402(c)(2) of the Internal Revenue Code as amended. The provisions of Sections 5.10, 5.11, 5.12 and 5.13 shall not apply to Rollover Contributions. The Plan administrator in his sole discretion may require satisfactory evidence from the Member or from a transferring Trustee that the distribution is an eligible rollover distribution and that the prior employee benefit plan is a qualified Plan under the Internal Revenue Code. The Plan administrator may establish any other terms or conditions as he may deem appropriate to accept such transfer.

5.15 IMMEDIATE ALLOCATION LOAN. The proceeds of an immediate allocation loan shall be contributed by the Employers to the Trustee within twelve (12) months of the closing date of the loan and such amounts shall be allocated to Participants in accordance with the provisions of Sections 5.10 and 5.12. The Trustee shall purchase shares of common stock of CMS Energy Corporation within thirty (30) days of receipt of each such contribution. An Employer may enter into one or more such loans in accordance with the terms of this Plan and the Trust Agreement and in conformity with any applicable federal or state law. Each such loan shall be for a specific period not to exceed 84 months. The Employers shall be the sole guarantor of such loan and the assets of this Plan shall not be encumbered in any way by such loan.

With respect to any Matching Employer or Incentive Units allocated to a Participant's account with the proceeds of an immediate allocation loan, if the Member has attained age 55 and has been a Participant in the Plan for ten (10) years after September 1, 1989, he may, but need not, diversify the portion of his account representing twenty-five percent (25%) of such units within ninety
(90) days after the close of each Fiscal Year of a five- (5) year period beginning with the year following the year in which he has attained age 55 and completed ten (10) years of participation, except for the last year of such period when the percentage available for diversification shall be fifty percent (50%). Such Member may elect to have such amount distributed to him or be allocated to any other fund offered pursuant to the Plan. Such distribution or reallocation shall be effected as of the Valuation Date coincident with or next succeeding the Member's election.

5.16 COMPLIANCE WITH APPLICABLE LAW. This Plan shall be tested in compliance with the requirements of Sections 401(k) and 401(m) of the Internal Revenue Code of 1986 and regulations issued in accordance with said Sections, and the Plan shall operate in compliance with all applicable requirements. Specifically, the provisions and requirements of Sections 401(k)(3) and 401(m)(2) and applicable regulations are incorporated by reference. Participants covered by a collective bargaining agreement shall be tested separately from other Participants as a group. Notwithstanding any other provision of this Plan, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Internal Revenue Code.

                      SECTION 6. TRUST FUND AND THE TRUSTEE

6.1 TRUST AGREEMENT. The Employers will enter into a trust agreement with a bank, banking association, or trust company. The trust agreement shall be deemed to form a part of the Plan and any and all rights and benefits which may accrue to any Member under the Plan or his beneficiaries shall be subject to all the terms and provisions of the trust agreement. It will provide for the administration of the Trust Fund by the Trustee. The Employers shall have the right to change the Trustee and to add trustees, and the right to terminate or amend the trust agreement, in whole or in part, provided that no such termination, amendment or other action by the Employers shall divert any part of the Trust Fund to purposes other than the exclusive benefit of the Members under the Plan or their beneficiaries. The Trustee shall account to the Employers from time to time for all contributions under the Plan received by it and the earnings on the Trust Fund.

6.2 INVESTMENT FUNDS. The investments of the Trust Fund shall be held and maintained by the Trustee in seven (7) separate funds to be known as Fund A, Fund B, Fund C, Fund D, Fund E, Fund F, or Fund G as hereinbefore defined or such other Investment Funds as may be established from time to time by the Plan administrator. The contributions of the Members shall be allocated to such Funds by the Trustee, pursuant to the direction of the Employers. The entire Matching Employer and Incentive Contributions of the Employers shall be allocated to Fund
C. All of the foregoing provisions of this subsection are subject to the provisions of Section 5.13.

6.3 INVESTMENT MANAGER. The Employers may at any time enter into an agreement with an Investment Manager to employ it to direct the Trustee with respect to the investment of all or a portion of the Trust Fund.

6.4 REINVESTMENT OF INVESTMENT FUNDS. All interest, dividends, and other income produced by Investment Funds shall be reinvested in the same Investment Fund which produced such interest, dividends and other income.

6.5 OWNERSHIP OF THE TRUST FUND. The Trustee shall hold the Trust Fund for the exclusive benefit of the Members under the Plan, or their beneficiaries. However, the ownership of the Trust Fund shall be in the Trustee, as such, and, except as otherwise provided herein, the Trustee shall have the same powers of management with respect to any and all of the assets of the Trust Fund as if it were the absolute owner thereof.

6.6 VOTING OF THE COMMON STOCK OF CMS ENERGY CORPORATION. Each Member under the Plan shall be entitled to give voting instructions with respect to his interest in the common stock, including fractional shares, of CMS Energy Corporation held by the Trustee in Fund C or Fund G. Written notice of any meeting of shareholders of CMS Energy Corporation and a request for voting instructions will be mailed by CMS Energy Corporation to each Member for return to the Trustee or its designee. The Trustee shall vote the common stock of CMS Energy Corporation held by the Trustee in accordance with the written instructions received from the Members. The Trustee shall vote only those shares of common stock of CMS Energy Corporation held by the Trustee for which it receives written instructions from Members.

6.7 EXPENSES AND TAXES. Brokerage fees, commissions, stock transfer taxes and other charges and expenses in connection with the purchase and sale of securities for each Investment Fund, or distributions therefrom, shall be charged to such fund. Any income and other taxes payable with respect to each Investment Fund shall likewise be charged to such fund. Except as otherwise provided in Section 15.1, all other expenses and charges incurred in the administration of the Plan, including the Trustee's fees and expenses, shall be paid by the Employers, with each Employer bearing such portion thereof as may be mutually agreed by them.

6.8 VALUATION OF TRUST FUND. The value of each Investment Fund shall be determined separately by the Trustee as of each Valuation Date. In determining such value, the Trustee shall take into account, among other things, the market value of the securities held, accrued income and expense and uninvested cash.

                          SECTION 7. MEMBERS' ACCOUNTS

7.1 ACCOUNTS AND RECORDS. The accounts and records of the Plan shall be maintained by the Employers and will disclose the status of the accounts of the Members under the Plan in each Investment Fund.

7.2 METHOD OF DETERMINING INTERESTS OF MEMBERS. The interest of each Member under the Plan in an Investment Fund shall be represented by units allocated to his account. The initial value of each unit in an Investment Fund shall be One Dollar ($1.00) and one unit will be credited to each Member's account for each dollar paid into the Trust Fund on his behalf prior to the first Valuation Date. On each subsequent Valuation Date the value of a unit in each fund shall be determined by dividing the value of such fund on that date by the number of outstanding units. Any amount paid into the Trust Fund on behalf of a Member subsequent to the first Valuation Date shall be allocated to such Member as of the most recent Valuation Date and credited to his account in terms of units, the number of which shall be calculated by dividing such amount so allocated by the then unit value. The units credited to a Member's account in each Investment Fund shall be designated "Participant units," "Elective Employer units," "Voluntary units," "Matching Employer units," "Incentive units," or "Rollover units," as the case may be, to reflect the source of the contributions as provided in Sections 5.1, 5.2, 5.3, 5.10, 5.12 and 5.14. Each unit of each Investment Fund shall have an equal beneficial interest in a fund and none shall have any preference or priority over any other. All determinations made by the Plan administrator shall be made in accordance with generally accepted principles of trust accounting, and such determinations when so made by the Plan administrator shall be conclusive with respect to the facts so found and shall be binding upon the persons having any interest under the Plan.

7.3 ACCOUNTING TO MEMBERS. Employers shall, not less frequently than annually, mail to each Member having an account balance under the Plan a statement setting forth such Member's account under the Plan. Such statement shall be deemed to have been accepted as correct unless written notice of specific objection thereto is received by the Employer within thirty (30) days after such mailing to the Member.

                             SECTION 8. DISTRIBUTION

8.1 RETIREMENT, DISABILITY OR LAYOFF. As of a Member's Retirement Date, or the date his employment with his Employer is terminated on account of a Disability, or the date he is laid off by his Employer on account of lack of work, the value of the units credited to the Member's account shall be available for distribution to such Member. Such Member shall elect one of the following methods of distribution of the value of the units credited to the

Member's account in each Investment Fund, (i) in a lump sum; (ii) in annual installments of approximately the same number of units over not more than the number of years shown in Appendix A; (iii) deferment of payment; provided, however, that if the distribution is occasioned by layoff, the Member may select this option (iii) only if the taxable portion of such distribution exceeds Three Thousand Five Hundred Dollars ($3,500). With respect to (i), the value of the distribution will be based on the entire value (as of the Valuation Date next succeeding or coincident with such event) of the units credited to the Member's account. With respect to (ii), the value of each distribution will be based on the entire value (as of the Valuation Dates selected by the Members) of the units to be distributed on such Valuation Date. The initial distribution shall be within the twelve-month (12-month) period following the Member's Retirement, Disability or Layoff. With respect to (iii), the Member shall notify the Plan administrator prior to the future Valuation Date as of which he elects a lump sum or annual installments as provided in subparagraph (ii) above. Such payments from Investment Funds other than Fund C will be made only in cash. Lump sum distributions from Fund C will be made in common stock of CMS Energy Corporation and/or cash. Matching Employer Contributions shall be nonforfeitable upon the Employee's attainment of normal retirement age. A distribution must begin no later than April 1 of the year following the year in which the Member attains age 70-1/2 whether such Member is retired or an Employee. Unless the Member elects otherwise on or before his Retirement Date, his account value, after any required tax withholding, will be paid to him in a lump sum as provided above, in which event such distribution from Fund C will be made only in common stock of CMS Energy Corporation. (Cash will be paid in lieu of fractional shares.) Notwithstanding any other provision, a Member who has retired may reallocate Matching Employer and Incentive units to other Investment Funds as of a future Valuation Date coincident with or subsequent to his retirement.

8.2 DEATH. Upon the death of a Member prior to his Retirement Date, there shall be paid to the Member's spouse, if the Member is married, or, if such spouse consents and such consent is witnessed by a Notary Public, to the beneficiary or beneficiaries designated by such Member in a lump sum the entire value of the units credited to the account of such Member in each Investment Fund, unless the Member has elected installment payments for such spouse or for such beneficiary or beneficiaries, in which event the provisions of Section 8.1 governing such payments shall be applicable. Upon the death of a Member following the date he commences to receive a distribution hereunder, the entire value of any units credited to his account in each Investment Fund shall be paid to his spouse, if the Member is married, or, if such spouse consents and such consent is witnessed by a Notary Public, to his designated beneficiary or beneficiaries in a lump sum in cash, unless the Member has elected installment payments for such spouse or for such beneficiary or beneficiaries, in which event the provisions of Section
8.1 governing such payments shall be applicable. However, before a distribution under this Section 8.2 is made to such beneficiary or beneficiaries, the Employer may require proof satisfactory to it that the Member was not married at the time of death.

8.3 TERMINATION OF EMPLOYMENT. In the event a Member's employment with his Employer shall be terminated for any reason other than those specified in Sections 8.1 and 8.2, there shall be paid to such Member, the value of any Participant, Elective Employer, Voluntary, or rollover units credited to his account, in a lump sum at his election, either as of the Valuation Date next succeeding or coincident with the date of termination of employment, or (if the amount of the distribution exceeds Three Thousand Five Hundred Dollars ($3,500)) as of the Valuation Date coincident with his Normal Retirement Date, plus the value at such Valuation Date of ten percent (10%) of any Matching Employer and Incentive units credited to his account in such Investment Funds, determined as of the Valuation Date next succeeding or coincident with his termination of employment, for each of the first four (4) years of Service he had with the Employers, and twenty percent (20%) for each of the next three (3) years of Service up to one hundred percent (100%) of the value of any Employer units credited to his account after seven (7) full years of Service he had with the Employers. If the Member is paid as of the Valuation Date next succeeding or coincident with the date of termination of employment and if the total value of (i) such Member's Participant, Elective Employer or Voluntary units credited to his account in all Investment Funds, and of (ii) any Matching Employer units payable to him pursuant to the next preceding sentence, and of (iii) any withdrawals previously paid to such Member is less than the total Participant, Elective Employer and Voluntary Contributions allocated to such funds, then such Member shall be entitled to receive in addition such of the remaining part of the value of the Matching Employer units credited to his account in the Investment Funds as will not exceed the difference between the total Participant, Elective Employer or Voluntary Contributions and the total value of (i) his Participant, Elective Employer, and Voluntary units in the Investment Funds, and of (ii) any Matching Employer units payable to him pursuant to the next preceding sentence, and of
(iii) any withdrawals previously paid to him. Any Matching Employer and Incentive units credited to such Member's account which are not payable to him under this Section 8.3 shall be forfeited and shall be applied to reduce the Matching Employer's Contributions to the Plan; provided, however, that if the Member returns to the employ of an Employer within twenty-four (24) months after his termination, and if the Plan has not been terminated or partially terminated at such time, and if at any time after his reemployment, the Member repays the entire amount of the units distributed at termination, the amounts previously forfeited, if any, shall be credited to the Member's account balance as Matching Employer units. In such case, the Employer whose Matching Contributions were reduced as a result of such forfeiture shall contribute an amount equal in value to such units credited to the Member's account. The repayment of Participant, Elective Employer or Voluntary units will be allocated to a fund or funds selected by the Participant on the next succeeding Valuation Date following such repayment. The units so credited to the Participant's account will be determined based on the unit value of such fund or funds on such Valuation Date. A transfer of employment from one of the Employers to the other shall not be considered a termination of employment under this Section 8.3. A Member's or a Participant's account balances resulting from Participant, Elective Employer, Voluntary or Rollover Contributions shall be nonforfeitable at all times. Notwithstanding any foregoing provision to the contrary, there shall be no distribution of Matching Employer units in excess of Three Thousand Five Hundred Dollars ($3,500) to a Member whose employment has terminated and which would result in a forfeiture of any remaining part of the value of Matching Employer units credited to such Member's account which is not payable to him under this Section 8.3 unless said Member consents to such distribution.

8.4 WITHDRAWALS. In the event a Member requests the withdrawal of all or part of the value of his account balance under the Plan while remaining in the employ of an Employer, such withdrawal will be made as follows, at the Member's option:

(a) Withdrawal of the value of all or any portion of the Participant units credited to his account: The value of the distribution will be based on the entire value (as of a Valuation Date chosen by the Member succeeding or coincident with the date of the withdrawal request) of the units to be withdrawn. A Member may withdraw all or a part of the value of his Participant units; however, when a Member has withdrawn all or a part of his Participant units, he shall thereupon be ineligible to make another withdrawal for a period of one (1) year from such date. Withdrawal of units from Investment Funds other than Fund C will be made only in cash; withdrawal of units from Fund C, if applicable, will be made in common stock of CMS Energy Corporation and/or cash; and/or

(b) Withdrawal of the value of all or any portion of the Elective Employer units credited to his account: The value of the distribution will be based on the entire value (as of a Valuation Date chosen by the Member succeeding or coincident with the date of the withdrawal request) of the units to be withdrawn. A Member may not withdraw all or a part of the value of his Elective Employer units unless he has attained the age of 59-1/2 or upon the existence of a hardship by the Member. If the Member experiences an immediate and heavy financial need for (i) medical expenses for the Member, his spouse or dependents; (ii) expenses for the purchase of Member's principal residence; (iii) college tuition for the next term for the Member, his spouse, children, or dependents; or (iv) expenses to prevent eviction from the Member's principal residence, and the withdrawal is necessary to meet such financial need, he may apply for a withdrawal of that portion of the value of his Elective Employer units which does not represent earnings on his Elective Employer Contributions earned after January 1, 1989. Such application shall be in such form as the Plan administrator shall prescribe and shall include a certification by the Member that the financial need cannot be met by (i) reimbursement or Compensation by insurance or otherwise; (ii) reasonable liquidation of his assets without creating an additional, immediate and heavy financial need;
     (iii) stopping his contributions to the Plan; or (iv) all other distributions and nontaxable loans that the Member can obtain from any qualified retirement plan and through loans available from commercial sources on reasonable terms and the amount needed is not reasonably available from all resources of his spouse and/or minor children, if such applies. The withdrawal shall not include any Elective Employer units credited to his account within two (2) full years preceding the date of withdrawal unless the Member has continuously been a Participant in the Plan for a period of at least sixty (60) full calendar months preceding the withdrawal and has not, within such period, received a withdrawal under
     Section 8.4(a), (b) or (d). A Member who has withdrawn any portion of his Elective Employer units in order to meet such financial need shall be ineligible to make contributions as provided under Sections 5.1 and 5.3, or to elect to have contributions made for him under 5.2 of the Plan and may only resume participation, if otherwise eligible under the Plan, on the first administratively feasible or any succeeding pay date next following the lapse of twelve (12) full calendar months. Such withdrawal will be made only in cash; and/or

(c) Withdrawal of the value of all or any portion of the Voluntary units credited to his account: The value of the distribution will be based on the entire value (as of a Valuation Date chosen by the Member succeeding or coincident with the date of the withdrawal request) of the units to be withdrawn. Withdrawal of units from an Investment Fund other than Fund C will be made only in cash; withdrawal of units from Fund C, if applicable, will be made in common stock of CMS Energy Corporation and/or cash; and/or

(d) Withdrawal of all or any portion of the units credited to his account representing Matching Employer or Incentive Contributions as hereinafter determined: The value of any such Employer units that a Participant may withdraw is equal to ten percent (10%) of the value (as of a Valuation Date chosen by the Member succeeding or coincident with the date of the withdrawal request) of any such Employer units credited to his account for each of the first four (4) years of Service he had with the Employers, and twenty percent (20%) for each of the next three (3) years of such Service, up to one hundred percent (100%) of the value of any Matching Employer or Incentive units credited to his account after seven (7) years of Service he had with the Employers. A Member may withdraw all or a part of the value of his vested Matching Employer or Incentive units. Withdrawal of Matching Employer or Incentive units from Fund C, if applicable, will be made in common stock of CMS Energy Corporation and/or cash.

(e) Withdrawal of the value of all or any portion of the Rollover units credited to his account: The value of the distribution will be based on the entire value (as of a Valuation Date chosen by the Member succeeding or coincident with the date of the withdrawal request) of the units to be withdrawn. The Plan administrator shall apply the requirements of paragraph
     (b) to all of such distribution unless he shall have received evidence satisfactory to him that all or part of such distribution is not attributable to contributions made to an employee benefit plan pursuant to
     Section 401(k) of the Internal Revenue Code.

The portion of the Matching Employer and Incentive units whose value is so included in the value of the account balance of such Member shall be his vested Matching Employer and Incentive units.

If such Member requests the withdrawal of his entire account balance of Participant and Elective Employer units and if the total value of (i) such Member's units credited to his account in Fund A, Fund B, and Fund C, and of
(ii) any vested Matching Employer units payable to him pursuant to this Section 8.4, and of (iii) any withdrawals previously paid to such Member is less than his total Participant and Elective Employer Contributions under the Plan, then, in addition, such Member shall be entitled to receive such of the remaining part of the value of the Matching Employer units credited to his account in the Investment Funds as will not exceed the difference between his total Participant Contributions and Elective Employer Contributions and the total value of (i) his Participant and Elective Employer units in the Investment Funds, and of (ii) any vested Matching Employer units payable to him pursuant to this Section 8.4, and of (iii) any withdrawals previously paid to him. Notwithstanding any of the foregoing provisions of this Section 8.4, such Member may not withdraw any part of the value of Matching Employer or Incentive units credited to his account until such units have been so credited to his account for at least two (2) full years unless the Member has continuously been a Participant in the Plan for a period of at least sixty (60) full calendar months preceding the withdrawal and has not within such period received a withdrawal under Section 8.4(a), (b) or
(d). If a Member requests the withdrawal of all of such units, the portion of such units which is not vested and not otherwise payable to him under this
Section 8.4 shall be forfeited. If a Member requests the withdrawal of a part of his Matching Employer or Incentive units, the portion of such units which is not vested shall be forfeited in the proportion that the amount withdrawn bears to the value of such Member's account balance. The forfeited amounts of Matching Employer and Incentive units credited to a Member's account shall be applied to reduce the Employer's contributions to the Plan; provided, however, that if the Member repays the entire amount previously withdrawn, the amount forfeited as a result of such withdrawal, if any, shall be credited to the Member's account balance as Matching Employer units and the Employer, whose contributions were reduced as a result of the forfeiture, shall contribute an amount equal in value to the units credited to the Member's account. The actual number of such units shall be determined by dividing the amount forfeited by the value of the units on the next succeeding Valuation Date. Notwithstanding any other provision of this Section 8.4, if a Member requests the withdrawal of all or part of his account balance of Participant, Elective Employer, or Voluntary Units, no portion of his Matching Employer or Incentive Units shall be forfeited because of such request.

When a Member has withdrawn all or part of his Matching Employer and/or Incentive units, he shall thereupon be ineligible to make contributions as provided under Sections 5.1 and 5.3, or to elect to have contributions made for him under Section 5.2 of the Plan and may only resume participation, if otherwise eligible under the Plan, on the first administratively feasible or any succeeding pay date next following the lapse of a period of time from the date of such withdrawal as follows:

              AMOUNT OF WITHDRAWAL
OF MATCHING EMPLOYER AND INCENTIVE UNITS                                            PERIOD OF TIME

Less than 25% of the value                                                        3 full calendar months
25% or more, but less than 50% of the value                                       6 full calendar months
50% or more, but less than 75% of the value                                       9 full calendar months
75% or more of the value                                                        12 full calendar months


8.5 APPLICATION FOR DISTRIBUTION. Each person eligible to receive a distribution under the Plan shall apply for such distribution by signing an application form to be furnished by the Employer which last employed the Member requesting the distribution or through whom such distribution is claimed. Each such person shall also furnish such Employer with such documents, evidence, data or information in support of such application as the Employer deems necessary or advisable.

8.6 ELIGIBLE ROLLOVER DISTRIBUTIONS. Notwithstanding any other provisions of the Plan to the contrary that would otherwise limit a Distributee's election under this subsection, effective January 1, 1993, a Distributee may elect to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan.

For purposes of this subsection, an Eligible Rollover Distribution means any distribution to a Distributee of all or any portion of the balance in the Member's Account, except that an Eligible Rollover Distribution does not include any distributions which is one of a series of substantially equal periodic payments made for the life of the Distributee or the joint lives of the Distributee and the Distributee's designated beneficiary, or for a specified period of 10 years or more or to the extent the distribution is required under
Section 401(a)(9) of the Internal Revenue Code.

An Eligible Retirement Plan is an individual retirement account described in
Section 408(a) of the Internal Revenue Code, an individual retirement annuity described in Section 408(b) of the Internal Revenue Code, an annuity plan described in Section 403(a) of the Internal Revenue Code or a qualified trust described in Section 401(a) of the Internal Revenue Code that accepts the Distributee's Eligible Rollover Distribution.

The term Distributee includes an employee, former employee or a spouse or former spouse as an alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Internal Revenue Code.

                                SECTION 9. LOANS

9.1 LOANS TO MEMBERS. The Trustee shall, upon the approval and direction of the Plan administrator, lend from Fund D to a Member an amount, which shall not exceed the lesser of (a) fifty percent (50%) of the then current value of his Participant, Elective Employer, Voluntary, vested Matching Employer, vested Incentive, and Rollover units as appearing on the record of the Plan or (b) $50,000; provided, however, that if such loan amount is less than $10,000, it may exceed fifty percent (50%) of the Member's account balance to the extent that governmental regulations permit the use of more than fifty percent (50%) of the Member's account balance as the sole security for the loan, but it shall not exceed eighty percent (80%) of the then current value of his Participant, Elective Employer, Voluntary, vested Matching Employer, vested Incentive, and Rollover units as appearing on the records of the Plan. Cash equal to the amount of such loan shall first be transferred to Fund D from the account balances of the Member in other Investment Funds, as the Plan administrator, after consultation with the Member, shall determine and instruct the Trustee, and the amount of the loan shall then be paid in cash to the Member from Fund D as soon as practicable after such transfer. Records shall be maintained by the Plan administrator to evidence the interest of each Member in Fund D, subject to the terms and conditions of the loan. It is not contemplated that the basic procedures of Section 7.2 will be applied to Fund D, but that loan disbursements, repayments, and earnings will be debited and credited to individual accounts of Members in Fund D. All loans shall comply with the terms and conditions set forth in this Section 9. Members shall have only one loan outstanding at any time.

9.2 LOAN APPLICATION. An application for a loan by a Member shall be made in writing to the Plan administrator, whose action thereon shall be final. All loans shall be subject to the approval of the Plan administrator, who shall investigate each application for a loan. Loans shall be permitted for extraordinary or emergency needs only as determined by the Plan administrator in his sole discretion on a reasonably equivalent basis without regard to an employee's race, color, religion, sex or national origin, and shall not exceed the actual amount of such extraordinary or emergency needs. Such needs shall include, but shall not be limited to, purchase of or a major improvement to the Member's residence, college expenses and/or high school tuition for the Member or the Member's spouse, child and/or children, and unusual medical or related expenses for the Member or a member of the Member's family, and purchase of securities of the Company or affiliates of the Company.

9.3 PERIOD OF REPAYMENT. The period of repayment for any loan shall be arrived at by mutual agreement between the Plan administrator and the borrowing Member (the "borrower"), but such period shall not exceed five (5) years; provided, however, that for a loan for the purpose of purchasing a principal residence of the Member, such period shall not exceed ten (10) years. Each loan shall be made against collateral which shall be the assignment of the borrower's right, title and interest in and to the Trust Fund, but only to the extent of the outstanding balance of the loan, and shall be supported by the borrower's collateral promissory note for the amount of the loan, including interest, payable to the order of the Trustee. Each loan shall bear a reasonable rate of interest to be fixed by the Plan administrator and, in determining the interest rate, the Plan administrator shall take into consideration interest rates currently being charged and the earnings of the Investment Funds other than Fund D. The Plan administrator shall not discriminate among Members in the matter of interest rates; but loans granted at different times may bear different interest rates if, in the opinion of the Plan administrator, the difference in rates is justified by a change in general economic conditions. Notwithstanding the provisions of Section 13, no distribution shall be made to any Member or to a beneficiary of any such Member unless and until all unpaid loans, including accrued interest thereon, have been liquidated. No withdrawal shall be permitted to any Member which would result in his outstanding loan balance being more than fifty percent (50%) of the then current value of his Participant, Elective Employer, Voluntary, vested Matching Employer, vested Incentive, and Rollover units; provided, however, that if such loan balance is less than $10,000 then his loan balance after such withdrawal shall not be more than the lesser of, eighty percent (80%) of such then current value, or the maximum percentage of the account balance that may be the sole security for the loan under government regulations. A Participant's loan will be in default if at any time an Employee leaves the service of the Company or misses a loan payment. Upon default, the Plan administrator, at his sole discretion, may use any lawful means to collect the entire amount due.

9.4 REPAYMENT OF LOANS. It is contemplated that loans will normally be repaid by payroll deductions. The amount of each loan repayment received by the Trustee, both principal and interest, will be credited to the Member's Fund D account for transfer, from time to time as determined by the rules of the Plan administrator, but at least quarterly, together with any earnings realized thereon while in Fund D, to the Member's account in the fund (or, in the same proportions, the funds) from which the amount of the loan was originally transferred to Fund D, or as otherwise directed by the Member, except with respect to Matching Employer and Incentive Contributions.

9.5 NOTICE TO MEMBERS. The Plan administrator shall in his sole discretion establish and communicate to Members such rules as may be necessary or desirable governing the terms and conditions of loans made and to be made under this
Section 9, including but not limited to rules governing personal and financial data required of Members in loan applications, permissible prepayment and refinancing of existing loans, and satisfaction of a loan from the Member's interest under the Plan pledged as security for the loan in the event of the Member's termination of employment prior to repayment or other circumstances in which repayment in full is not made.

                       SECTION 10. BENEFICIARY DESIGNATION

10.1 BENEFICIARY DESIGNATION. At the time of enrollment under the Plan, an Employee may designate, upon forms provided by his Employer for that purpose, a beneficiary or beneficiaries to receive any distribution under the Plan in the event of his death and the manner of such distribution; provided, however, such designation is contingent upon the consent of the Member's spouse, if any, which consent must be witnessed by a Notary Public. A Member may, without the consent of any beneficiary, change or cancel any such designation. The designation of a beneficiary or beneficiaries, or a change or cancellation thereof, shall not be effective for any purpose unless or until it has been filed by the Member with his Employer. In the event a Member shall not be married, or shall not have designated a beneficiary or beneficiaries in the manner set forth in this Section, or if for any reason such designation shall be legally ineffective, or if such beneficiary or beneficiaries shall predecease the Member or shall die prior to complete distribution of a Member's account, the value of his account or the undistributed portion thereof shall be paid to the legal representative of the estate of the Member or to such other person as is duly authorized to receive payment by order of a court of competent jurisdiction.

                           SECTION 11. ADMINISTRATION

11.1 ADMINISTRATION OF THE PLAN. The Employers shall be responsible for the general administration of the Plan and for carrying out the provisions thereof. They may establish rules and regulations to carry out the provisions of the Plan; and in making any determinations, rules, or regulations they shall pursue uniform policies and shall not discriminate in favor of or against any Employee or Member. The Board of Directors of Consumers shall appoint such persons, who may be Members under the Plan, as it determines at any time to act as Plan administrator in all dealings under the Plan. The Employers are hereby designated as the Named Fiduciaries and Plan sponsors for the Plan.

                      SECTION 12. CONCERNING THE EMPLOYERS

12.1 RIGHTS AGAINST THE EMPLOYERS. Neither the establishment of the Plan or the Trust Fund, nor any modification thereof, nor the payments of any benefits hereunder, nor any of the provisions hereof, shall be construed as giving to any person whomsoever any legal or equitable rights against the Employers, or either of them, or against their officers, directors or shareholders, as such, or as giving any person the right to be retained in the employment of an Employer, and the Employers shall have no liability except for failure to make contributions to the Trust Fund as herein provided and to pay expenses and charges incurred in the administration of the Plan to the extent required of the Employers in
Section 6.7 hereof. All benefits payable under the Plan shall be paid or provided for solely from the Trust Fund.

12.2 RIGHT OF EMPLOYERS TO EXAMINE THE RECORDS OF THE PLAN AND TRUST FUND. An Employer may at its own expense obtain an examination and report of the books and records of the Plan and of the Trust Fund at any time by such of its attorneys, accountants, and auditors or other agents as the Employer shall select for that purpose.

                     SECTION 13. NON-ALIENATION OF BENEFITS

13.1 NON-ALIENATION. Except as may be required by a qualified domestic relations order as defined in Section 104 of the Retirement Equity Act of 1984, in no event shall the Trustee pay or assign over any part of the interest of a Member under the Plan, or his beneficiary or beneficiaries, in the Trust Fund which is payable, distributable or credited to his account, to any assignee or creditor of such Member or his beneficiary or beneficiaries. Prior to the time of distribution, a Member, his beneficiary or beneficiaries or legal representative shall have no right by way of anticipation or otherwise to assign or otherwise dispose of any interest which may be payable, distributable or credited to the account of the Member under the Plan, or his beneficiary or beneficiaries, in the Trust Fund, and every attempted assignment or other disposition of such interest in the Trust Fund shall not be merely voidable but absolutely void.

                      SECTION 14. AMENDMENT AND TERMINATION

14.1 AMENDMENT OF THE PLAN. The Employers expect the Plan to be permanent, but since future conditions affecting the Plan cannot be anticipated or foreseen, the Employers reserve the right, by action of the Board of Directors of Consumers, to terminate or amend the Plan in whole or in part. In addition, and without action of the Board of Directors, Consumers (acting by its Chairman, President or a Vice President and its Secretary or Assistant Secretary) may make any modifications or amendments to the Plan that are necessary or appropriate to qualify or maintain the Plan as a plan meeting the requirements of Section 401 of the Internal Revenue Code of 1986 as amended, any other applicable provisions of the Internal Revenue Code or the Employee Retirement Income Security Act of 1974, all as now in effect, or hereafter amended, or the regulations or rulings issued thereunder. Notwithstanding the foregoing, it shall be impossible for any part of the Trust Fund to be used for or diverted to any purpose other than for the exclusive benefit of the Members under the Plan or their beneficiaries, either by amendment, operation or termination of the Plan or by other means.

14.2 TERMINATION OF THE PLAN. Upon termination or partial termination of the Plan, or upon a complete discontinuance of contributions, the interest of each person having an interest in the Trust Fund shall be determined as of that date. The interest of each such person shall then be segregated and set aside by the Trustee for the special account of each Member or his beneficiary or beneficiaries. Thereafter, distribution shall be made in accordance with the provisions of Section 8, except that the forfeiture provisions applicable in the case of distributions to be made under Sections 8.3 and 8.4 relating to termination of employment and withdrawals shall not apply and one hundred percent (100%) of the value of the Matching Employer units credited to the account of a person having an interest in the Trust Fund shall be vested in such person.

14.3 MERGER OF PLAN. In the case of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant in the Plan shall be entitled to a benefit under the successor plan immediately after such merger, consolidation, or transfer which is equal to or greater than the benefit and according to the terms and conditions of the plan that he would have been entitled to receive immediately before the merger, consolidation or transfer, the same as if this Plan were then terminated.

                           SECTION 15. LITIGATION

15.1 LITIGATION. In order to protect the Trust Fund against depletion as a result of litigation in the event that any Member under the Plan, or any person claiming an interest by or through such Member, shall bring any legal or equitable action arising under the Plan against the Trustee or the Employers or any of them, or in the event that the Trustee or the Employers or any of them find it necessary to bring any legal or equitable action arising under the Plan against any Member, or any person claiming an interest by or through such Member, each Employer shall have the right to join in any such action, or to join the Trustee and the other Employer(s) or either of them in any such action, as a party defendant or as a party plaintiff. All expenses of defending or bringing any such action shall be paid by the Trustee from the appropriate Investment Fund or Funds to which the litigation relates.

                         SECTION 16. UNCLAIMED ACCOUNTS

16.1 UNCLAIMED ACCOUNTS. Should the whereabouts of a Member entitled to a distribution of benefits hereunder be unknown, or unascertainable after reasonable inquiry by his Employer, for a period of five (5) years from the date he becomes entitled to such distribution, the interest of such Member shall be distributed to his designated beneficiary or beneficiaries, if any. If the whereabouts of such beneficiary or beneficiaries is not known, then the interest of such Member shall be distributed to the following alternative beneficiaries (in the following order of preference and in equal shares if there be more than one person in a particular class): the spouse, a child, a parent, or a brother or sister of such Member.

                SECTION 17. DISABILITY, INFIRMITY OR INCOMPETENCY

17.1 DISABILITY, INFIRMITY OR INCOMPETENCY. Every person receiving or claiming benefits under the Plan shall be conclusively presumed to be mentally competent until the Employer which processes the application for benefits has received a written notice that such person is incompetent or that a guardian or other person legally vested with the care of the estate of such person has been appointed by a court of competent jurisdiction; provided, however, that if the Employer shall find that any person to whom a benefit is payable under the Plan is unable to care for his affairs because of any disability or infirmity, any payment due (unless a prior claim therefor shall have been made by a duly appointed legal representative of his estate) in the amount of Five Hundred Dollars ($500) or less may be paid to the following beneficiaries (in the following order of preference and in equal shares if there be more than one person in a particular class): the spouse, a child, a parent, or a brother or sister, of such person.

                           SECTION 18. APPLICABLE LAWS

18.1 APPLICABLE LAWS. The Plan shall be construed, administered and governed in all respects under and by the laws of the State of Michigan and any applicable Federal laws.

                          SECTION 19. EMPLOYMENT RIGHTS

19.1 EMPLOYMENT RIGHTS. An Employer's right to discipline or discharge Employees shall not be affected by reason of any of the provisions of the Plan.

                          SECTION 20. CLAIMS PROCEDURE

20.1 CLAIMS PROCEDURE. Claims of an Employee of one of the Employers for enrollment in the Plan or for a distribution from the Plan shall be filed, on forms to be supplied by the Employers, with the Plan administrator, Consumers Energy Company, 212 West Michigan Avenue, Jackson, Michigan 49201. Written notice of the disposition of a claim shall be furnished by the Employer to the claimant within thirty (30) days after such claim is filed. In the event the claim is denied, the reasons for the denial shall be set forth in writing and pertinent provisions of the Plan shall be cited. An explanation as to how the claimant can perfect the claim will be provided when appropriate. Any Employee or his beneficiary or beneficiaries whose claim has been denied may appeal the denial of such claim by furnishing the Plan administrator with the reason for the appeal in writing. If the claimant wishes further consideration of his position, he may request in writing to the Plan administrator for a hearing, together with a written statement of the claimant's position, no later than ninety (90) days following the receipt of the initial notification of the denied claim. The Employer shall schedule a full and fair hearing on the issue within thirty (30) days following the receipt of such request. The Employer's decision shall be made within thirty (30) days following such hearing and shall be communicated to the claimant in writing.

                              SECTION 21. CAPTIONS

21.1 CAPTIONS. The captions of the various Sections are for convenience only and are not a part of the Plan, and do not in any way limit or amplify the terms and provisions of the Plan.

                        SECTION 22. TOP-HEAVY PLAN RULES

22.1  TOP-HEAVY PLAN RULES.

(a) GENERAL RULE. If, for any Fiscal Year beginning after December 31, 1983, the Plan is a top-heavy plan as determined under paragraph (b), then the requirements in paragraph (c) shall apply to the extent indicated by that paragraph. For purposes of this Section, the term "Employers" shall include any related Company for which years of service credit is granted to Participants under this Plan for purposes of vesting.

(b) TOP-HEAVY TEST. The Plan's status as a top-heavy plan for any Fiscal Year shall be determined in accordance with the following five-step procedure.

          (1) REQUIRED PLAN AGGREGATION. First, there shall be aggregated with this Plan (i) each plan of the Employers in which a Key Employee is a Participant and (ii) each other plan of the Employers which enables a plan described in (i) to meet the requirements of Code
                Section 401(a)(4) or 410.

          (2) KEY EMPLOYEE SUM. Second, there shall be computed, as of the determination date, the sum of the account balances of all Key Employees under all defined contribution plans, including this Plan, required to be aggregated under (1), and the present values of the cumulative accrued benefits of all Key Employees under all defined benefit plans required to be aggregated under
                (1). For purposes of this computation, account balance means the account balance as of the most recent Valuation Date occurring within a 12-month period ending on the determination date, plus an adjustment for contributions due as of the determination date. In the case of a profit sharing plan or other plan not subject to the minimum funding requirements of Code Section 412, the adjustment is the amount of any contributions actually made after the Valuation Date but on or before the determination date, except that in the first plan year, the adjustment shall include any contributions made after the determination date that are allocated as of a date within the first plan year. In the case of a money purchase pension plan or other plan subject to the minimum funding requirements of Code Section 412, the adjustment is the amount of any contributions that would be allocated as of a date not later than the determination date, even though such amount is not yet required to be contributed, plus the amount of any contribution actually made (or due to be made) after the Valuation Date but before the expiration of the extended payment period under Code Section 412(c)(10). Also for purposes of this computation, the present value of a cumulative accrued benefit shall be determined as of the most recent Valuation Date occurring within a 12-month period ending on the determination date with the accrued benefit for a current Participant determined as if the individual had terminated employment as of such Valuation Date, except that in the first plan year of a defined benefit plan, the accrued benefit of a current Participant must be determined as if the individual had terminated employment as of the last day of the plan year. Finally, for purposes of this computation: (i) there shall be included in the sum any distributions (other than rollover amounts or plan-to-plan transfers not initiated by the Employee or made to another plan maintained by the Employers) made to an Employee from this Plan, or from another plan required to be aggregated under (1), within the five-year (5-year) period ending on the determination date, except that for plan years beginning after December 31, 1984, if any individual has not performed service for any employer maintaining the plan (other than benefits under the plan) at any time during the five-year period ending on the determination date, any accrued benefit for such individual (and the account of such individual) shall not be taken into account; (ii) there shall be excluded from the sum any rollover contribution and any plan-to-plan transfer initiated by the Employee and accepted after December 31, 1983 by this Plan, or by any other plan required to be aggregated under (1), from a plan other than one maintained by the Employers; (iii) there shall be excluded from the sum the account balance and present value of the accrued benefit of any Employee who formerly was a Key Employee but who is not a Key Employee for the year ending on the determination date; and (iv) there shall be excluded from the sum any amounts attributable to tax-deductible Employee contributions.

          (3) ALL EMPLOYEE SUM. Third, under the same procedures as set forth in (2) above, including the special rules in (i), (ii), (iii) and (iv), there shall be computed the sum of account balances and present values of accrued benefits for all Employees.

          (4) TOP-HEAVY TEST FRACTION. Fourth, the sum computed in (2) shall be divided by the sum computed in (3), and if the resulting fraction is 0.60 or less, neither the Plan nor any plan required to be aggregated under (1) is a top-heavy plan for the Fiscal Year. If the fraction is greater than 0.60, both the Plan and any plan required to be aggregated under (1) are top-heavy plans for the Fiscal Year, unless after the permissive plan aggregation described in (5) below, the recomputed fraction is
                0.60 or less.

          (5) PERMISSIVE PLAN AGGREGATION. At the election of the Plan administrator, plans of the Employers, other than those required to be aggregated under (1), but which provide contributions or benefits comparable to this Plan may be aggregated with this Plan and the plans required to be aggregated under (1), provided that such aggregated group would meet the requirements of Code Sections 401(a)(4) and 410. Steps (2) to (4) above may then be repeated, based on this permissively aggregated group, and if the top-heavy test fraction computed in step (4) is 0.60 or less for this group, then neither the Plan nor any plan required to be aggregated under (1) is a top-heavy plan for the Fiscal Year; however, if the top-heavy test fraction computed in step (4) is still greater than 0.60, both the Plan and any plan required to be aggregated under (1) will be top-heavy plans for the Fiscal Year, but no plan which is permissively aggregated under this step (5) will be deemed top-heavy for such reason.

(c) SUPERSEDING RULES. For each Fiscal Year that the Plan is a top-heavy plan, the requirements in (1), (2), (3), and (4) shall supersede any other provisions of the Plan which otherwise would apply for that Fiscal Year. For any Fiscal Year that the Plan is a top-heavy plan, the vesting schedule in (5) shall supersede the Plan's regular vesting schedule, but only to the extent it provides a greater vested percentage for any level of Years of Service than the Plan's regular vesting schedule, and only with respect to Employees who have at least one Hour of Service after the Plan becomes top-heavy; if and when the Plan ceases to be a top-heavy plan, the Plan's regular vesting schedule shall again apply (without regard to the schedule in (5)) as of the first day of the Fiscal Year after the last Fiscal Year for which the Plan is a top-heavy plan, but subject to all Plan rules that apply in the case of amendments to the vesting schedule.

          (1) COMPENSATION LIMIT. Annual Compensation of any Employee from the Employers shall be disregarded for all purposes under the Plan to the extent such Compensation exceeds $150,000 (or such other cost-of-living adjusted amount as determined by the Secretary of the Treasury), except that any benefits which were accrued by an Employee during a period when the Plan was not top-heavy and which are based on Compensation in excess of $150,000 shall in no event be reduced.

          (2) ADJUSTED CODE SECTION 415 LIMITATIONS. In order to reduce the overall limitations on combined plan contributions and benefits under Code Section 415, the number 0.8 shall be substituted for
                1.0 in the definitions of defined contribution fraction and defined benefit fraction provided for in Code Section 415; provided, however, that the foregoing sentence shall not apply if (i) the top-heavy test fraction in paragraph (b)(4) or recomputed fraction after applying paragraph (b)(5) is 0.90 or less and (ii) each non-Key Employee receives an additional minimum contribution or benefit under a plan of the Employers. In the case of a non-Key Employee participating only in a defined benefit plan, the additional minimum benefit for each Year of Service counted is one percentage point, up to a maximum of ten percentage points, of the Employee's average Compensation for the five consecutive years when the Employee had the highest aggregate Compensation from the Employers, computed as described in (3) below. In the case of a non-Key Employee participating only in this or another defined contribution plan, the additional minimum contribution is one percent (1%) of the Employee's Compensation. In the case of a non-Key Employee participating both in a defined benefit plan and this or another defined contribution plan, there is no additional minimum benefit, but the additional minimum contribution shall be two and one-half percent (2-1/2%) of the Employee's Compensation.

          (3) MINIMUM CONTRIBUTIONS OR BENEFITS FOR NON-KEY EMPLOYEES. Employers' contributions and forfeitures for the Fiscal Year beginning after December 31, 1983 allocated on behalf of each non-Key Employee Participant (A) who has not separated from employment with the Employers at the end of the Fiscal Year, (B) who is eligible for an allocation of Employers' contributions under the Plan (without regard to any requirements for a minimum number of Hours of Service during the Fiscal Year, mandatory contributions, or Compensation for the Fiscal Year in excess of a stated amount), and (C) who does not participate in a defined benefit plan of the Employers, shall be equal to at least (i) three percent (3%) or, if less, the maximum percentage of Employers' contributions and forfeitures (as a percentage of Compensation not in excess of $150,000) allocated on behalf of any Key Employee Participant for the Fiscal Year, multiplied by
                (ii) the non-Key Employee Participant's Compensation for the Fiscal Year. For purposes of this rule, Employers' contributions and forfeitures allocated under any other defined contribution plan of the Employers, in which any Key Employee participates or which enables another defined contribution plan to meet the requirements of Code Section 401(a)(4) or 410, shall be considered contributions and forfeitures allocated under this Plan. In the case of any non-Key Employee Participant who is also a participant in any defined benefit plan of the Employers, the foregoing provisions of this part (3) shall be applied, but with five percent (5%) substituted for three percent (3%); alternatively at the option of the Employers, but uniformly applied to all non-Key Employees who participate in both this Plan and a defined benefit plan of the Employers, the foregoing provisions of this part (3) shall be inapplicable, provided that each non-Key Employee eligible to participate in this Plan has, at any time, a minimum accrued benefit under the defined benefit plan, expressed as a life annuity commencing at Normal Retirement age, equal to at least the product of (i) the Employee's average Compensation for the five consecutive years when the Employee had the highest aggregate Compensation from the Employers and (ii) the lesser of two percent (2%) per Year of Service or twenty percent (20%). For purposes of computing the product in the foregoing sentence, Compensation in years before January 1, 1984 and in years after the close of the last Fiscal Year in which the Plan is top-heavy shall be disregarded, and similarly, Years of Service shall exclude Years of Service when the Plan was not top-heavy (for any Fiscal Year ending during such Year of Service) and Years of Service completed in a Fiscal Year beginning before January 1, 1984. Although accruals of Employers' derived benefits, whether or not attributable to years for which the Plan is top-heavy, may be used to satisfy the defined benefit plan minimum, all accrued benefits attributable to Employee contributions shall be ignored.

          (4) DISTRIBUTIONS ON BEHALF OF KEY EMPLOYEES. Subject to any designation made before January 1, 1984 pursuant to Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act of 1982, distribution of each Key Employee Participant's account balance shall commence or be made no later than the taxable year (of the Participant) in which he attains age 70-1/2, without regard to whether the Participant has retired by such time. Furthermore, any distribution made to a Participant prior to his attainment of age 59-1/2 shall be subject to the ten percent (10%) penalty tax of Code Section 72(m)(5) if the Participant is or once was a Key Employee and the distribution occurs for any reason other than the Participant's disability within the meaning of Code Section 72(m)(7), but only to the extent that the distributed amount is attributable to contributions paid on the Participant's behalf while he was a Key Employee and while the Plan was top heavy.

          (5) ACCELERATED VESTING. A Participant's vested percentage for purposes of Section 8.3 shall be determined in accordance with the following vesting schedule:

                                                                                           VESTED
                              YEARS OF SERVICE                                          PERCENTAGE

                Less than 2 years                                                               0
                At least 2 years but less than 3 years                                         20
                At least 3 years but less than 4 years                                         40
                At least 4 years but less than 5 years                                         60
                At least 5 years but less than 6 years                                         80
                6 or more years                                                               100


(d) SPECIAL DEFINITIONS. For purposes of this Section 22, the following terms shall have the meanings indicated:

          (1) "COMPENSATION" means Compensation as defined in Section 2.1 within the limitations on annual additions as set forth in
                Section 5.13.

          (2) "DETERMINATION DATE" means, with respect to any Fiscal Year, the last day of the preceding Fiscal Year, except that in the case of the first Fiscal Year, the Determination Date shall be the last day of that Fiscal Year. Where one or more plans are required or permitted to be aggregated with this Plan, and where all plan years do not coincide, the Key Employee and all Employee sums in paragraph (b) each shall be determined separately for each plan on the respective Determination Dates, and the results shall then be combined for the Determination Dates falling within the same calendar year.

          (3) "EMPLOYEE" means (i) a common-law Employee of the Employers who is or once was a Participant, or would have been a Participant but for his failure to complete 1,000 or more Hours of Service in any Fiscal Year (after meeting the Plan's initial eligibility requirements), to make mandatory Employee contributions, if required, or to receive Compensation in excess of a stated amount, and (ii) any beneficiary, but in each case excluding any individual who is a member of a unit of Employees covered by a collective bargaining agreement under which retirement benefits were the subject of good faith bargaining with the Employers, unless a member of the bargaining unit is a Key Employee, in which case the foregoing exclusion shall not apply.

          (4) "KEY EMPLOYEE" means each Employee or former Employee (and the beneficiaries of such Employee) who at any time during the determination period which is the Fiscal Year containing the Determination Date or any of the four preceding Fiscal Years) was an officer of the Employer if such individual's annual Compensation exceeds fifty percent (50%) of the dollar limitation under Section 415(b)(1)(A) of the Code, an owner (or considered an owner under Section 318 of the Code) of one of the ten largest interests in the Employer if such individual's Compensation exceeds 100 percent (100%) of the dollar limitation under Section 415(c)(1)(A) of the Code, a five percent (5%) owner of the Employer, or a one percent (1%) owner of the Employer who has an annual Compensation of more than $150,000. Annual Compensation means Compensation as defined in Section 415(c)(3) of the Code, but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Section 125,
                Section 402(a)(8), Section 402(h), or Section 403(b) of the Code. The determination period is the plan year containing the Determination Date and the four (4) preceding plan years.

          (5) "VALUATION DATE" means the last day of the Fiscal Year in the case of any defined contribution Plan, including this Plan, and the date used for computing plan costs for minimum funding in the case of any defined benefit plan.

(e) ADJUSTMENT TO DOLLAR AMOUNT. The $150,000 limit on Compensation in paragraphs (c)(1) and (c)(3) shall be adjusted automatically, without the need of specific Plan amendment, whenever the corresponding amount from the Code is adjusted by the Secretary of the Treasury for cost of living changes.

(f) ANTI-CUTBACK RULE. Notwithstanding the foregoing rules of this Section, in no event shall any changes in the Plan's benefit structure, including its vesting provisions, that result from a change in the Plan's top-heavy status, cause the account balance or accrued benefit of any Participant to be reduced in violation of Code Section
          411. In addition, in the case of any changes in the vesting provisions of the Plan, each Participant (i) who has completed at least five (5) Years of Service and (ii) whose non- forfeitable rights are adversely affected by the change, may elect, during the election period, to have his nonforfeitable rights determined without regard to such change. The election period shall begin on the date the change is adopted or becomes effective, whichever is earlier, and end on the latest of (1) the date which is 60 days after the day the change is adopted, (2) the date which is 60 days after the day the change becomes effective, or
          (3) the date which is 60 days after the day the Participant is issued written notice of the change.

                        SECTION 23. EXCESS CONTRIBUTIONS

23.1 RECHARACTERIZATION. The Employer may treat a Participant's Excess Contributions as an amount distributed to the Participant and then contributed by the Participant to the Plan as Participant Contributions under Section 5.1 or Voluntary Contributions under Section 5.3 as the Plan administrator may deem appropriate. (Recharacterized amounts will remain nonforfeitable and subject to the same distribution requirements as Elective Employer Contributions.) Amounts may not be recharacterized for a highly compensated Employee to the extent that such amount, in combination with other Employee contributions made by that Employee, would exceed any stated limit under the Plan on Employee contributions.

Recharacterization must occur no later than two and one-half (2-1/2) months after the last day of the Plan Year in which such Excess Contributions arose and is deemed to occur no earlier than the date the last highly compensated Employee is informed in writing of the amount recharacterized and the consequences thereof. Recharacterized amounts will be taxable to the Participant for the Participant's tax year in which the Participant would have received them in cash.

"EXCESS CONTRIBUTIONS" shall mean, with respect to any Plan Year, the excess of:

          (a) The aggregate amount of Employer contributions actually taken into account in computing the Average Deferral Percentage (ADP) of highly compensated Employees for such Plan Year, over

          (b) The maximum amount of such contributions permitted by the ADP test (determined by reducing contributions made on behalf of highly compensated Employees in order of the ADPs, beginning with the highest of such percentages).

The Average Contribution Percentage (ACP) for Participants who are highly compensated Employees (as defined in Section 414(g) of the Internal Revenue Code of 1986) for each Plan Year and the ACP for Participants who are not highly compensated Employees for the same Plan Year must satisfy one of the following tests:

          (a) The ACP for Participants who are highly compensated Employees for each Plan Year and the ACP for Participants who are non-highly compensated Employees for the same Plan Year multiplied by 1.25; or,

          (b) The ACP for Participants who are highly compensated Employees for the Plan Year shall not exceed the ACP for Participants who are non-highly compensated Employees for the same Plan Year multiplied by two (2), provided that the ACP for Participants who are highly compensated Employees does not exceed the ACP for Participants who are non-highly compensated Employees by more than two (2) percentage points.

(A) Special rules for purposes of this Section 23:

          (1) Multiple Use: If one or more highly compensated Employees participate in both a cash or deferred arrangement and a plan subject to the ACP test maintained by the Employer and the sum of the ADP and ACP of those highly compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the ACP of those highly compensated Employees who also participate in a cash or deferred arrangement will be reduced (beginning with such highly compensated Employee whose ACP is the highest) so that the limit is not exceeded. The amount by which each highly compensated Employee's Contribution Percentage Amount is reduced shall be treated as an Excess Aggregate Contribution. The ADP and ACP of the highly compensated Employees are determined after any corrections required to meet the ADP and ACP tests. Multiple use does not occur if either the ADP or ACP of the highly compensated Employees does not exceed 1.25 multiplied by the ADP and ACP of the non-highly compensated Employees.

          (2) For purposes of this Section, the Contribution Percentage for any Participant who is a highly compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his account under two (2) or more plans described in Section 401(a) of the Code, or arrangements described in Section 401(k) of the Code that are maintained by the Employer, shall be determined as if the total of such Contribution Percentage Amounts were made under each plan. If a highly compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

          (3)   In the event that this Plan satisfies the requirements of
                Section 401(m), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the Contribution Percentage of Employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same Plan Year.

          (4) For purposes of determining the Contribution Percentage of a Participant who is a five percent (5%) owner or one of the ten
                (10) most highly paid, highly compensated Employees, the Contribution Percentage Amounts and Compensation of such Participant shall include the Contribution Percentage Amounts and Compensation for the Plan Year of Family Members (as defined in Section 414(g)(6) of the Code). Family Members, with respect to highly compensated Employees, shall be disregarded as separate Employees in determining the Contribution Percentage both for Participants who are non-highly compensated Employees and for Participants who are highly compensated Employees.

          (5) For purposes of determining the Contribution Percentage test, Employee Contributions are considered to have been made in the Plan Year in which they were contributed to the trust. Matching Contributions and Qualified Non-Elective Contributions will be considered made for a Plan Year if made no later than the end of the twelve-month (12-month) period beginning on the day after the close of the Plan Year.

          (6) The Employer shall maintain records sufficient to demonstrate satisfaction of the ACP test and the amount of Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, used in such test.

          (7) The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

(B) Definitions:

          (1) "AGGREGATE LIMIT" shall mean the sum of (i) 125 percent (125%) of the greater of the ADP of the non-highly compensated Employees for the Plan Year, or the ACP of non-highly compensated Employees under the Plan subject to Code Section 401(m) for the Plan Year beginning with or within the Plan Year of the cash or deferral arrangement; and (ii) the lesser of 200 percent (200%) or two plus the lesser of such ADP or ACP. "Lesser" is substituted for "greater" in (i) above, and "greater" is substituted for "lesser" after "two plus the..." in
                (ii) if it would result in a larger Aggregate Limit.

          (2) "AVERAGE CONTRIBUTION PERCENTAGE" shall mean the average of the Contribution Percentages of the Eligible Participants in a group.

          (3) "CONTRIBUTION PERCENTAGE" shall mean the ratio (expressed as a percentage) of the Participant's Contribution Percentage Amounts to the Participant's Compensation for the Plan Year (whether or not the Employee was a Participant for the entire Plan Year).

          (4) "CONTRIBUTION PERCENTAGE AMOUNTS" shall mean the sum of the Employee Contributions, Matching Contributions, and Qualified Matching Contributions (to the extent not taken into account for purposes of the ADP test) made under the Plan on behalf of the Participant for the Plan Year. Such Contribution Percentage Amounts shall include forfeitures of Excess Aggregate Contributions or Matching Contributions allocated to the Participant's account which shall be taken into account in the year in which such forfeiture is allocated. The Employer may elect to use Elective Deferrals in the Contribution Percentage Amounts so long as the ADP test is met before the Elective Deferrals are used in the ACP test and continues to be met following the exclusion of those Elective Deferrals that are used to meet the ACP test.

          (5) "ELIGIBLE PARTICIPANT" shall mean any Employee who is eligible to make an Employee Contribution or an Elective Deferral (if the Employer takes such contributions into account in the calculation of the Contribution Percentage), or to receive a Matching Contribution (including forfeitures) or a Qualified Matching Contribution. If an Employee Contribution is required as a condition of participation in the Plan, any Employee who would be a Participant in the Plan if such Employee made such a contribution shall be treated as an Eligible Participant on behalf of whom no Employee Contributions are made.

          (6) "EMPLOYEE CONTRIBUTION" shall mean any contribution made to the Plan by or on behalf of a Participant that is included in the Participant's gross income in the year in which made and that is maintained under a separate account to which earnings and losses are allocated.

          (7) "EXCESS AGGREGATE CONTRIBUTIONS" shall mean, with respect to any Plan Year, the excess of:

                (a) The aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of highly compensated Employees for such Plan Year, over

                (b) The maximum Contribution Percentage Amounts permitted by the
                    ACP test (determined by reducing contributions made on behalf of highly compensated Employees in order of their Contribution Percentages beginning with the highest such percentages). Such determinations shall be made after first determining Excess Elective Deferrals and then determining Excess Contributions.

          (8) "MATCHING CONTRIBUTION" shall be as described in Section 5.10.

(c) Notwithstanding any other provision of this Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. Excess Aggregate Contributions shall be allocated to Participants who are subject to the Family Member aggregation rules of Section 414(g)(6) of the Code in the manner prescribed by the regulations. If such Excess Aggregate Contributions are distributed more than two and one-half (2-1/2) months after the last day of the Plan Year in which such excess amounts arose, a ten percent (10%) excise tax will be imposed on the Employer maintaining the Plan with respect to those amounts. Excess Aggregate Contributions shall be treated as annual additions under the Plan.

          Determination of Income or Loss: Excess Aggregate Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Aggregate Contributions is the sum of: (1) income or loss allocable to the Participant's Elective Employer Contribution account, Matching Contribution account (if any, and if all amounts therein are not used in the ADP test) and, if applicable, Qualified Non-Elective Contribution account for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Aggregate Contribution for the year and the denominator is the Participant's account balance(s) attributable to Contribution Percentage Amounts without regard to any income or loss occurring during such Plan Year; and (2) ten percent (10%) of the amount determined under (1) above, multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

          Forfeitures of Excess Aggregate Contributions: Forfeitures of Excess Aggregate Contributions may either be reallocated to the accounts of highly compensated Employees, or applied to reduce Employer Contributions.

          Accounting for Excess Aggregate Contributions: Excess Aggregate Contributions shall be forfeited, if forfeitable, or distributed on a pro rata basis from the Participant's Employee Contribution account, Matching Contribution account, and Qualified Matching Contribution account (and, if applicable, the Participant's Qualified Non-Elective Contribution account or Elective Deferral account, or both).

23.2 SEPARATE APPLICATION. The provisions of Section 23.1 shall apply separately to Participants covered by a collective bargaining agreement and to other Participants, each as a distinct group.

IN WITNESS WHEREOF, execution is hereby effected as of January 1, 1997.



ATTEST:                                                 CONSUMERS ENERGY COMPANY




 /s/ Thomas A. McNish                                   /s/ William T. McCormick
 ------------------------                               ------------------------
  Vice President and Secretary                             Chairman

                      EMPLOYEES' SAVINGS AND INCENTIVE PLAN
                                   APPENDIX A


     NEAREST            INSTALLMENT                                             NEAREST         INSTALLMENT
       AGE                 YEARS                                                  AGE              YEARS

        20                  55                                                     46                31
        21                  54                                                     47                30
        22                  53                                                     48                29
        23                  53                                                     49                28
        24                  52                                                     50                27
        25                  51                                                     51                27
        26                  50                                                     52                26
        27                  49                                                     53                25
        28                  48                                                     54                24
        29                  47                                                     55                23
        30                  46                                                     56                23
        31                  45                                                     57                22
        32                  44                                                     58                21
        33                  43                                                     59                20
        34                  42                                                     60                19
        35                  41                                                     61                19
        36                  40                                                     62                18
        37                  39                                                     63                17
        38                  38                                                     64                17
        39                  38                                                     65                16
        40                  36                                                     66                15
        41                  36                                                     67                15
        42                  35                                                     68                14
        43                  34                                                     69                13
        44                  33                                                     70                13
        45                  31                                                     71                12

                                      NOTES

AMENDMENT
TO
EMPLOYEES SAVINGS AND INCENTIVE PLAN

The Employees Savings and Incentive Plan is hereby amended effective January 1, 1998 to modify a sentence in Section 8.1 as follows:

                    A distribution to a retired Member must begin no later than April 1 of the year following the year in which the Member attains age 70-1/2.


ATTEST:                                         CONSUMERS ENERGY COMPANY


 /s/ D.O. Forsblom                                /s/ Thomas A. McNish
 -----------------                                ------------------------------
                                                  Vice President and Secretary